SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

OIL STATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OIL STATES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2013

To the Stockholders of

Oil States International, Inc.:

NOTICE IS HEREBY GIVEN THAT the 2013 Annual Meeting of Stockholders of Oil States International, Inc., a Delaware corporation (the “Company”), will be held at the Hotel Granduca at 1080 Uptown Park Boulevard, Houston, Texas, 77056 on the 15th day of May, 2013 at 9:00 a.m. central time (the “Annual Meeting”), for the following purposes:

(1) To elect three (3) Class III members of the Board of Directors to serve until the 2016 Annual Meeting of Stockholders (see page 5);

(2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013 (see page 47);

(3) To conduct an advisory vote to approve executive compensation (see page 52);

(4) To approve the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective as of February 19, 2013 (see page 54) ; and

(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company has fixed the close of business on March 26, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder’s proxy, the proxy will be voted “FOR” the nominees for director named in the attached Proxy Statement, “FOR” the ratification of the appointment of the independent registered public accounting firm for the Company named in such Proxy Statement, “FOR” the approval of executive compensation and “FOR” the approval of the Oil States International, Inc. 2001 Equity Participation Plan. The list of stockholders of record of the Company may be examined at the offices of the Company beginning on May 5, 2013 and at the Annual Meeting.

Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 15, 2013: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE COMPANY’S 2013 ANNUAL SHAREHOLDERS’ REPORT ARE AVAILABLE AT HTTP://WWW.OILSTATESINTL.COM/PROXYMATERIALS

By Order of the Board of Directors Sincerely,

Robert W. Hampton
Corporate Secretary

Houston, Texas

April 12, 2013

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

OIL STATES INTERNATIONAL, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 15, 2013

OIL STATES INTERNATIONAL, INC.

Three Allen Center

333 Clay Street, Suite 4620

Houston, Texas 77002

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oil States International, Inc., a Delaware corporation (the “Company”), to be voted at the 2013 annual meeting of stockholders of the Company (the “Annual Meeting”), which will be held at the Hotel Granduca at 1080 Uptown Park Boulevard, Houston, Texas, 77056, on the 15th day of May, 2013, at 9:00 a.m. central time, for the following purposes:

(1)	To elect three (3) Class III members of the Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013;

(3)	To conduct an advisory vote to approve executive compensation;

(4)	To approve the Oil States International, Inc. 2001 Equity Participation Plan (the “2001 Equity Participation Plan”), as amended and restated effective as of February 19, 2013 (the “Equity Participation Plan Amendment Proposal”); and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to Robert W. Hampton, Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002; (2) submitting a properly signed proxy with new voting instructions with a later date; or (3) voting in person at the Annual Meeting. If your shares are held in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, banker or nominee in accordance with the entity’s procedures. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them “for” the election of all nominees for director as set forth under “Proposal 1: Election of Directors” on page 5; “for” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm as set forth under “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” on page 47; “for” the approval of executive compensation set forth under “Proposal 3: Advisory Vote on Executive Compensation” on page 52; and “for” the approval of the Equity Participation Plan Amendment Proposal as set forth under “Proposal 4: Equity Participation Plan Amendment Proposal” on page 54. If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

The cost of soliciting proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses.

In addition, the Company has retained Morrow & Co., LLC to assist in the solicitation of proxies for which the Company will pay an estimated fee of $7,000. Computershare, the Company’s transfer agent, will serve as the inspector of election for the Annual Meeting.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting but does not constitute a part of the proxy soliciting material.

This Proxy Statement and the enclosed form of proxy were mailed to stockholders beginning April 12, 2013.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Oil States International, Inc., a Delaware corporation, (“Company,” “Oil States,” “we,” “us,” and “our” refer to Oil States International, Inc. and its subsidiaries), has one outstanding class of security that entitle holders to vote at meetings of the Company’s stockholders, its common stock, par value $.01 per share. Each share of common stock outstanding on the record date is entitled to one vote. Stockholders may not cumulate their votes. There are no matters that require a supermajority vote under our certificate of incorporation. Our by-laws permit amendment by a majority vote of stockholders.

The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 26, 2013. At the record date, 54,960,268 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Directors will be elected by a plurality of the votes cast. However, in accordance with the Company’s corporate governance guidelines, any director who does not receive a majority of votes cast in an uncontested election is required to tender his or her resignation for consideration by the Board of Directors. Ratification of the selection of the Company’s auditors, approval of the advisory vote on executive compensation and approval of the Equity Participation Plan Amendment Proposal each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to be voted at the Annual Meeting. An automated system that the Company’s transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Under the applicable rules of the New York Stock Exchange, (the “NYSE”), brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. If you hold your shares in street name and you do not give voting instructions to your broker, pursuant to NYSE Rule 452, your broker will not be permitted to vote your shares with respect to “Proposal 1: Election of Directors”, “Proposal 3: Advisory Vote on Executive Compensation,” or “Proposal 4: Equity Participation Plan Amendment Proposal” and your shares will be considered “broker non-votes” with respect to these proposals. If you are a street name stockholder, and you do not give voting instructions, your broker will nevertheless be entitled to vote your shares with respect to “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm” in the discretion of the broker. Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will have the same effect as a vote against the proposal. For purposes of the advisory vote on executive compensation, broker non-votes are not counted as votes with respect to the proposal and therefore will not affect the outcome of the vote on this proposal, and abstentions will have the same effect as a vote against the proposal. With respect to the equity participation plan amendment proposal, NYSE rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal. That is, the total number of votes cast “for” and “against” the proposal must exceed 50% of the outstanding shares. An abstention is treated as a vote cast and therefore has the same effect as a vote against the proposal. Broker non-votes are not treated as votes cast and therefore are not counted for purposes of determining whether a majority has been achieved, but are included in the number of shares entitled to vote on the proposal.

A proxy in the accompanying form that is properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors; FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; FOR the approval of the advisory vote on executive compensation; FOR the approval of the Equity Participation Plan Amendment Proposal; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying proxy may also, in their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours after May 5, 2013 and will be available through the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine members. The nine members are divided into three classes having three members in each of Class I, Class II and Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the three current Class III directors will expire at the Annual Meeting. The term of the Class I directors expire at the annual meeting of stockholders to be held in 2014, and the term of the Class II directors will expire at the Annual Meeting of Stockholders to be held in 2015.

Nominees

Three directors are to be elected to serve as Class III directors at the Annual Meeting. Based on the recommendation of our Nominating & Corporate Governance Committee, the Board of Directors has nominated Martin A. Lambert, Mark G. Papa, and Stephen A. Wells to fill the three expiring Class III positions on the Board of Directors, to hold office for three-year terms expiring at the Annual Meeting of Stockholders in 2016, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. All of the director nominees, Messrs. Lambert, Papa, and Wells, presently serve as Class III directors. Stockholder nominations will not be accepted for filling Board of Directors seats at the Annual Meeting because our bylaws require advance notice for such a nomination, the time for which has passed. Our Board of Directors has determined that Messrs. Lambert, Papa, and Wells are “independent” as that term is defined by the applicable NYSE listing standards. See “—Director Independence” below for a discussion of director independence determinations. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted FOR the election of the three nominees for director.

A plurality of votes cast is required for the election of directors. Our Corporate Governance Guidelines require any director who does not receive a majority of the votes cast in an uncontested election to tender their resignation for the consideration by the Board of Directors. Each of the nominees has consented to serve as director if so elected. If any nominee should be unable to serve as a director, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors to replace such nominee.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names of, and certain information with respect to, the Company’s executive officers and directors, including the three nominees for election to the Class III positions on the Board of Directors.

Names	Director Class	Age	Position(s)
Stephen A. Wells*	III	69	Chairman of the Board
Cindy B. Taylor	I	51	Director, Chief Executive Officer and President
Bradley J. Dodson		39	Senior Vice President, Chief Financial Officer and Treasurer
Robert W. Hampton		61	Senior Vice President, Accounting and Corporate Secretary
Christopher E. Cragg		52	Senior Vice President, Operations
Charles J. Moses		68	Senior Vice President, Offshore Products and President, Oil States Industries, Inc.
Ron R. Green		63	Senior Vice President, Accommodations and President and Chief Executive Officer, PTI Group, Inc.
Lias J. Steen		54	Senior Vice President, Human Resources and Legal
Martin A. Lambert*	III	57	Director
S. James Nelson	II	71	Director
Mark G. Papa*	III	66	Director
Gary L. Rosenthal	II	63	Director
Christopher T. Seaver	I	64	Director
Douglas E. Swanson	I	74	Director
William T. Van Kleef	II	61	Director

*	Nominee for election as Class III director at the Annual Meeting.

Stephen A. Wells has served as a Director of our Company since April 1996 and as Chairman since May 2006. Mr. Wells is the President of Wells Resources, Inc., a privately owned oil, gas and ranching company, and has served in that position since 1983. From October 1993 to February 1996, he was a director and Chief Executive Officer of Coastwide Energy Services, Inc., a Gulf Coast marine terminal operator. From March 1992 to September 1994, he was a director and Chief Executive Officer of Grasso Corporation, an oil and gas production management services company. Mr. Wells served as a director and a member of the audit and executive committees of Pogo Producing Company (NYSE: PPP), an oil and gas exploration and production company until it was acquired in November 2007.

Cindy B. Taylor is the Chief Executive Officer and President of our Company and is a member of the Company’s Board of Directors. She has held these positions since May 2007. From May 2006 until May 2007, Mrs. Taylor served as President and Chief Operating Officer of our Company. From May 2000 until May 2006, Mrs. Taylor was the Senior Vice President—Chief Financial Officer and Treasurer of our Company. From August 1999 to May 2000, Mrs. Taylor was the Chief Financial Officer of L.E. Simmons & Associates, Incorporated. Mrs. Taylor served as the Vice President—Controller of Cliffs Drilling Company from July 1992 to August 1999 and held various management positions with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. She received a B.B.A. degree from Texas A&M University and is a Certified Public Accountant. Mrs. Taylor is currently a director of Tidewater Inc. (NYSE: TDW), a global provider of vessels serving the offshore energy industry and is Chairman of the finance committee and a member of the audit committee. She was a director and served on the audit and finance committees of Global Industries LTD (NASDAQ: GLBL), a company which provided worldwide construction and support services to the offshore oil and gas industry, from May 2006 until May 2009.

Bradley J. Dodson is the Senior Vice President, Chief Financial Officer and Treasurer of our Company. He has held this position since May 2010. Mr. Dodson has held several positions with our Company since joining in March 2001, most recently serving as Vice President, Chief Financial Officer and Treasurer from May 2006 to

April 2010 and Vice President, Corporate Development from March 2003 to May 2006. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co. He holds a M.B.A. degree from the University of Texas at Austin and a B.A. degree in economics from Duke University.

Robert W. Hampton is the Senior Vice President, Accounting and Corporate Secretary of our Company. He has held this position since May 2006. From February 2001 until May 2006, Mr. Hampton was the Vice President—Finance and Accounting and Secretary of our Company. From February 1998 to February 2001, Mr. Hampton served as Vice President and Chief Financial Officer of HWC Energy Services, Inc., a predecessor of our Company (“HWC”). Mr. Hampton joined HWC from Tidewater Inc., an offshore service vessel operator, where he was based in Aberdeen and was Area Manager for the North Sea Operations from March 1996 to February 1998. He served as Vice President, Treasurer and Chief Financial Officer of Hornbeck Offshore, an offshore service vessel operator, from 1990 to March 1996, when it was acquired by Tidewater. Mr. Hampton worked at Price Waterhouse, a public accounting firm, from 1973 to 1986. Mr. Hampton is a Certified Public Accountant and received his B.S. degree from Pennsylvania State University.

Christopher E. Cragg is the Senior Vice President, Operations of our Company. He has held this position since May 2006. From February 2001 until May 2006, Mr. Cragg was the Vice President—Tubular Services of our Company. Mr. Cragg was Executive Vice President—Chief Financial Officer of Sooner Inc., a predecessor of our Company (“Sooner”), from December 1999 to February 2001. Mr. Cragg also served as President of Sooner from October 2003 until May 2006. From April 1994 to June 1999, he was Vice President and Controller of Ocean Energy, Inc., an independent oil and gas exploration and production company, and its predecessor companies. Mr. Cragg served as Manager—Internal Audit with Cooper Industries, a manufacturer of diversified products, from April 1993 to April 1994 and as a senior manager with Price Waterhouse, a public accounting firm, from August 1983 to April 1993. Mr. Cragg is a director and serves on the audit, compensation committees and, beginning in February 2011, as Chairman of the Compensation Committee of Powell Industries, Inc. (NASDAQ: POWL), a company that manufactures and services electrical energy systems. He received a B.B.A. degree from Southwestern University and is a Certified Public Accountant.

Lias J. Steen has served as the Senior Vice President, Human Resources and Legal for our Company since February 2011. From June 2008 to January 2011 he was the Vice President, Human Resources and Legal. A native of Cuero, Texas, Jeff Steen has been involved in the energy service business in various capacities since 1978, starting his career as a petroleum landman. Mr. Steen spent 10 years with Camco International Inc. as Assistant General Counsel and General Counsel. Following his tenure at Camco, Mr. Steen served for 5 years as the General Counsel for North America for Schlumberger, then, from December 2002 to April 2008, he served as Vice President of Legal and Human Resources at Grant Prideco. Mr. Steen is a graduate of Texas A&M University with a B.S. in Agricultural Economics and received his Juris Doctor from South Texas College of Law.

Charles J. Moses has been the Company’s Senior Vice President, Offshore Products business since January 2010. Mr. Moses also serves as President of Oil States Industries, Inc., a wholly owned subsidiary of the Company. Mr. Moses has served various positions during his career at the Company’s offshore products business spanning the past 40 years. He was the Senior Vice President of Oil States Industries, Inc., the Company’s offshore products subsidiary from 1996 to December 2009.

Ron R. Green is the Senior Vice President, Accommodations and President and Chief Executive Officer—PTI Group Inc. (“PTI”), a wholly owned subsidiary of our Company. He has held this position since April 2006. From December 2005 to March 2006 he was Senior Vice President and Chief Operating Officer of PTI. From November 2004 to November 2005, Mr. Green served as Vice President, Premium Camp Services for PTI. Prior to joining PTI, Mr. Green served as Vice President and General Manager of ESS Remote Site Services, a division of Compass Group PLC from October 1995 to August 2003. From 1975 to 1995, Mr. Green held various senior executive positions in the accommodations industry.

Martin A. Lambert has served as a Director of our Company since February 2001. Mr. Lambert’s principal occupation since November 1, 2008 has been as Chief Executive Officer, Swan Hills Synfuels LP, an energy conversion company. Prior thereto, Mr. Lambert served as a founder and managing director of Matco Capital Ltd., a private equity firm focused in the energy sector, since mid-2002. Mr. Lambert was a partner in the Canadian law firm Bennett Jones LLP from March 1987 to March 2007 and served as the Chief Executive Officer of that firm from 1996 to 2000. He served as a Director of Calfrac Well Services Ltd., from March 2004 to May 2010. Mr. Lambert currently is a director of Zedi, Inc. (CN: ZED), a public company involved in Canadian, U.S. and other international oilfield services. He presently serves on the compensation committee and is Chairman of the Governance and Nominating Committee of Zedi, Inc. Mr. Lambert received his LLB degree from the University of Alberta in 1979.

S. James Nelson has served as a Director of our Company and as a member of our Audit Committee since July 2004. In 2004, he retired, after 15 years of service, from Cal Dive International, Inc. (NASDAQ:CDIS—now known as Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and natural gas properties and production facilities, where he was a founding shareholder and director from 1990 to 2004, Chief Financial Officer from 1990 to 2000, and Vice Chairman from 2000 to 2004. From 1985 to 1988, Mr. Nelson was a Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., (NYSE: DEI). From 1980 to 1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation (NYSE: APA), an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen L.L.P., where, from 1976 to 1980, he was a partner serving on the firm’s worldwide oil and gas industry team. He received a B.S. in Accounting from Holy Cross College and a M.B.A. degree from Harvard University. Mr. Nelson is also a Certified Public Accountant. Mr. Nelson is a director and a member of the audit committee of ION Geophysical Corp. (NYSE: IO), a seismic services provider; and W&T Offshore, Inc. (NYSE: WTI), an oil and gas exploration and production company where he is a member of the audit committee. From 2010 to 2012 he was a member of the board of directors and audit and compensation committees of Genesis Energy LP (NYSE: GEL), a U.S. based mid-stream pipeline transportation, refinery services, industrial gases and supply and logistics master limited partnership. From 2005 to 2008, he was a member of the board of directors and audit and compensation committees of Quintana Maritime Ltd. (NASDAQ: QMAR), an international provider of dry bulk cargo marine transportation services.

Mark G. Papa has served as a Director of our Company since February 2001. Mr. Papa has served as Chairman of the Board and Chief Executive Officer of EOG Resources, Inc. (NYSE: EOG), an oil and gas exploration and production company, since August 1999. From February 1994 to August 1999, he held a number of management positions with EOG Resources, Inc. He has a petroleum engineering degree from the University of Pittsburgh and a M.B.A. degree from the University of Houston.

Gary L. Rosenthal has served as a Director of our Company since February 2001. Mr. Rosenthal has been a partner in The Sterling Group, L.P., a private equity firm since January 2005. Mr. Rosenthal served as Chairman of the Board of Hydrochem Holdings, Inc. from May 2003 until December 2004. From August 1998 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a diversified manufacturing company. He holds J.D. and A.B. degrees from Harvard University.

Christopher T. Seaver has served as Director of our Company since May 2008. Mr. Seaver served as the President and Chief Executive Officer and a director of Hydril Co. (“Hydril”) from February 1997 until Hydril was acquired in May 2007, at which point he retired. Mr. Seaver served as Chairman of Hydril from November 2006 to May 2007. From 1993 until 1997, Mr. Seaver served as President of Hydril. Mr. Seaver joined Hydril in 1985 and served as Executive Vice President in charge of Hydril’s premium connection and pressure control businesses prior to February 1993. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a Foreign Service Officer in the U.S. Department of State with postings in Kinshasa, Republic of Congo and Bogota, Colombia. He holds a B.A. in economics from Yale University and M.B.A. and J.D. degrees from Stanford University. Mr. Seaver is a director and member of the audit committee and compensation committee of Exterran Holdings, Inc. (NYSE: EXH), a company that sells, operates and maintains compression equipment used in the oil and gas industry worldwide. Mr. Seaver is on the board of directors and is a member of the audit committee of McCoy Corporation (TSX: MCB), a company that manufactures drilling and completion equipment and designs and manufactures heavy-duty trailers for the oil and gas sector in Canada and internationally. Mr. Seaver served on the board of directors of Innovative Wireline Solutions, a start-up wireline services business serving oil and gas operators in western Canada, from June 2010 until October 2011.

Douglas E. Swanson has served as a Director of our Company since February 2001 and served as our Chief Executive Officer from February 2001 until he retired in April 2007. From January 1992 to August 1999, Mr. Swanson served as President and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He holds a B.A. degree from Cornell College and is a Certified Public Accountant. Mr. Swanson was a director and member of the compensation committee of Flint Energy Services, Ltd., (Toronto: FEX: TO) a Canadian integrated midstream oil and gas production services provider from April 2000 to May 2010. He was Chairman of the Board of Directors of Boots and Coots International Well Control, Inc. (AMEX: WEL), an oilfield services company that provided integrated pressure control and related services worldwide from March 2006 to September 2010.

William T. Van Kleef has served as a Director of our Company since May 2006. Mr. Van Kleef has served in executive management positions at Tesoro Corporation (“Tesoro”) (NYSE: TSO) from 1993 until he retired in March 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro, Mr. Van Kleef held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. Mr. Van Kleef serves on the board of directors and the audit committee of Noble Energy (NYSE: NBL), an independent oil and gas company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines entitled “Corporate Governance Guidelines,” which are available at www.oilstatesintl.com by first clicking “Corporate Governance” and then “Corporate Governance Guidelines.” These guidelines were adopted by the Board of Directors to best ensure that the Board of Directors has the necessary authority and practices in place to make decisions that are independent from management, that the Board of Directors adequately performs its function as the overseer of management and to help ensure that the interests of the Board of Directors and management are aligned with the interests of the stockholders.

Board of Directors Leadership

Since the Company’s initial public offering in 2001, the Chairman of the Board and Chief Executive Officer roles have been split with the Chairman of the Board role being filled by a non-executive member of the Board of Directors. We believe the separation of these two positions leads to a strong independent leadership structure.

Corporate Code of Business Conduct & Ethics

All directors, officers and employees of Oil States must act ethically at all times and in accordance with the policies comprising Oil States ethics policy entitled “Corporate Code of Business Conduct and Ethics”(“Business Conduct and Ethics Code”). This policy is available at the Company’s web site www.oilstatesintl.com by first clicking “Corporate Governance” and then “Corporate Code of Business Conduct and Ethics.”

Substantially all of our employees are required to complete online training on a regular basis which includes a review of the Business Conduct & Ethics Code policy and an acknowledgement that the employee has read and understands the policy. The Company has a Compliance Committee composed of key employees that meets periodically to assess efforts and processes to ensure compliance with laws and regulations to which the Company is subject.

Financial Code of Ethics for Senior Officers

The Company’s Financial Code of Ethics for Senior Officers applies to the chief executive officer, chief financial officer, principal accounting officer and other senior financial officers (“Senior Officers”).

Senior Officers must also comply with the Company’s Business Conduct and Ethics Code. Ethical principles set forth in this policy include, among other principals, matters such as:

•	Acting ethically with honesty and integrity

•	Avoiding conflicts of interest

•	Complying with disclosure and reporting obligations with full, fair, accurate, timely and understandable disclosures

•	Complying with applicable laws, rules and regulations

•	Acting in good faith, responsibly with due care, competence and diligence

•	Promoting honest and ethical behavior by others

•	Respecting confidentiality of information

•	Responsibly using and maintaining assets and resources

Director Resignation Policy

If (1) a director’s principal occupation or business association changes substantially during his or her tenure as a director or (2) a director fails to receive a majority vote in an uncontested director election, that director is required by our Corporate Governance Guidelines to inform the Chairman of the Nominating & Corporate Governance Committee of the change or failure, as applicable, and tender his or her resignation to the Committee for consideration. Such resignation shall not be effective unless and until the Board of Directors chooses to accept the resignation in accordance with the Company’s Corporate Governance Guidelines. While not necessarily resulting in a resignation, the offer will provide the Nominating & Corporate Governance Committee the opportunity to consider the appropriateness of continued Board of Directors membership and make a recommendation to the Board of Directors as to the director’s continuation. The Nominating & Corporate Governance Committee will recommend to the Board of Directors the action, if any, to be taken with respect to the resignation, and the Board of Directors will consider (1) whether the change in the director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill directorship obligations or (2) whether the director’s abilities and qualifications are such that they negate the assumption that he or she is unsuitable, which could be inferred from the director’s failure to receive a majority vote, as applicable.

Director Independence

To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director.

The Board of Directors reviews all direct or indirect business relationships between each director (including his or her immediate family) and our Company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as the director is not an employee of our Company and has not engaged in various types of business dealings with our Company. In addition, as further required by the NYSE, the Board of Directors has made a subjective determination as to each independent director that no material relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the persons or organizations with which the director has an affiliation.

The Board of Directors has determined that all of our directors, except for Cindy Taylor, our current President and Chief Executive Officer, qualify as “independent” in accordance with NYSE listing standards. In reaching this determination, in 2012, the Board of Directors evaluated Mark Papa’s position as Chairman and Chief Executive Officer of EOG Resources, Inc. (“EOG”). EOG purchased products and services from us in 2012 in an amount totaling $60.6 million which was less than 1% of EOG’s 2012 revenues and which we believe were on terms no less favorable than a comparable transaction with an unaffiliated party. Our Board of Directors has determined that our relationship with EOG is not material to the independence of Mr. Papa. Mr. Douglas Swanson has been retired as Chief Executive Officer of the Company for six years and is considered to be an independent board member in the opinion of the Board of Directors and in accordance with the rules of the New York Stock Exchange.

Policies and Procedures with Respect to Related Party Transactions and Conflicts of Interest

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under the rules of the Securities and Exchange Commission (the “SEC”), transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Business Conduct & Ethics Code prohibits conflicts of interest. Any waivers of these guidelines must be approved by the Nominating & Corporate Governance Committee of the Board of Directors. Under the Business Conduct & Ethics Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our prohibition on conflicts of interest under the Business Conduct & Ethics Code includes related person transactions.

We have multiple processes for reporting conflicts of interests, including related party transactions. Under the Business Conduct & Ethics Code, all directors and employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors. Any transaction involving related persons must be reported in writing by our division executives as part of their quarterly representation letter. This information is then reviewed by disinterested members of our Nominating & Corporate Governance Committee, our Board of Directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of the transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all material related party transactions must be approved or ratified by the Nominating & Corporate Governance Committee of our Board of Directors. Any member of the Nominating & Corporate Governance Committee who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, we annually distribute a questionnaire to our executive officers and members of our Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Business Conduct & Ethics Code.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, the charter of our Nominating & Governance Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “—Director Independence.”

To establish restrictions with regard to corporate participation in the political system as imposed by law, the following guidelines are contained in our Business Conduct and Ethics Code:

•

No funds, assets, or services of the Company will be used for political contributions, directly or indirectly, unless allowed by applicable foreign and U.S. law and approved in advance by the Board of Directors. There have been no such approvals required in the Company’s history.

•

Company contributions to support or oppose public referenda or similar ballot issues are only permitted with advance approval of the Board of Directors. There have been no such approvals required in the Company’s history.

•

Employees, if eligible under applicable foreign and U.S. law, may make political contributions through legally established Company sponsored and approved political action committees. Any such personal contribution is not a deductible expense for federal or other applicable income tax purposes and is not eligible for reimbursement by the Company as a business expense. To the extent permitted by law, the Company’s resources may be used to establish and administer a political action committee or separate segregated fund. All proposed activities shall be submitted for the review of, and approval by, the Board of Directors prior to their implementation. There have been no such approvals required in the Company’s history.

Committees and Meetings

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

Audit Committee

The Company’s Audit Committee presently consists of Messrs. Van Kleef, Nelson and Seaver each of whom is independent, as such term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in the applicable NYSE listing standards. The Audit Committee operates under a written charter as amended and restated by the Board of Directors effective as of May 15, 2012. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “Audit Committee” and then proceeding to the Committee Charters heading on the right side of the page. The Audit Committee, which is chaired by Mr. Van Kleef, meets separately with representatives of the Company’s independent auditors, the Company’s internal audit personnel and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors has also determined that all members of the Audit Committee qualify as audit committee financial experts under the applicable rules of the Exchange Act.

Compensation Committee

The Company’s Compensation Committee consists of Messrs. Rosenthal, Papa and Wells, each of whom is independent, as defined in the applicable NYSE listing standards, and is a non-employee director. The Compensation Committee operates under a written charter approved by the Board of Directors as amended and restated on May 15, 2012. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “Compensation Committee” and then proceeding to the Committee Charters heading on the right side of the page. The Compensation Committee, which is chaired by Mr. Rosenthal, administers the 2001 Equity Participation Plan, and in this capacity makes a recommendation to the full Board of Directors concerning all option grants or stock awards to employees, including executive officers, under the 2001 Equity Participation Plan. In addition, the Compensation Committee is responsible for (i) making recommendations to the Board of Directors with respect to the compensation of the Company’s Chief Executive Officer and its other executive officers, (ii) establishing compensation and employee benefit policies and (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Messrs. Papa, Lambert and Wells, each of whom is independent, as such term is defined in the applicable NYSE listing standards. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors as amended and restated as of May 15, 2012. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “Nominating and Corporate Governance Committee” and then proceeding to the Committee Charters heading on the right side of the page. The Nominating & Corporate Governance Committee, which is chaired by Mr. Papa, makes proposals to the Board of Directors for candidates to be nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating & Corporate Governance Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director. To submit a recommendation to the committee, a stockholder should send a written request to the attention of the Company’s Secretary at Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve, if elected. The request must also disclose the number of shares of common stock beneficially owned by the person or group making the request, the period of time such person or group has owned those shares and the nature of any arrangement or agreement between the stockholder making a nomination and other parties with respect to the nomination. The request must be received by the Company no later than the 120th day before the anniversary of the date of the mailing of the prior year’s proxy, or January 15, 2014, for the 2014 Annual Shareholder’s Meeting. These procedures do not preclude a stockholder from making nominations in accordance with the process described below under “Stockholder Proposals.”

Committee Composition

Below is a summary of our committee structure and membership information.

                  Chairperson                  Member                  Financial Expert

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Martin Lambert
S. James Nelson
Mark Papa

Gary Rosenthal
Chris Seaver
Douglas Swanson
Stephen Wells
William Van Kleef

Board of Directors and Committee Meetings

During 2012, the entire Board of Directors held seven meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings and the Nominating & Corporate Governance Committee held two meetings. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served. All of our directors attended last year’s annual meeting. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual meeting of stockholders and meetings of the Board of Directors and the committees on which they serve.

Our Corporate Governance Guidelines provide that our non-employee directors shall meet separately in executive session at least annually. The director who presides at these sessions is the Chairman of the Board, assuming such person is a non-management director. Otherwise, the presiding director will be chosen by a vote of the non-management directors. In addition to the executive sessions of our non-management directors, our independent directors (as defined in the applicable NYSE listing standards) are required to meet in executive session at least annually. In the past year, our independent directors met in executive session several times. Our Chairman of the Board, who is an independent director, presided at these sessions.

Board of Directors Oversight of Enterprise Risk

The Board of Directors utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risks. Management and all employees are responsible for day-to-day risk management, and Management conducts a risk assessment of Oil States’ business annually. The risk assessment process is global in nature and has been developed to identify and assess the Company’s risks, including the nature, materiality and velocity of the risk, as well as to identify steps to mitigate and manage each risk. Our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.

Risk oversight is a responsibility of the Board of Directors. The Board of Directors has delegated responsibility for monitoring certain enterprise risks to its standing committees.

The results of the risk assessment are reviewed with the full Board of Directors annually. The centerpiece of the assessment is the discussion of the key risks of the Company, which includes the potential magnitude, likelihood of each risk occurring and the speed with which the risk could impact the Company. As part of the process for evaluating each risk, a senior manager is identified to manage the risk, monitor potential impact of the risk and execute initiatives to mitigate the risk.

The results of the risk assessment are considered in the Board of Directors’ processes. Risk discussions are integral to the Board of Directors and its committees’ deliberations.

Qualifications of Directors

When identifying director nominees, the Nominating & Corporate Governance Committee will consider the following:

•	the person’s reputation, integrity and independence;

•	the person’s qualifications as an independent, disinterested, non-employee or outside director:

•

the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the Board of Directors and the current state of the Company and the oilfield services industry generally at the time of determination;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company; and

•	the person’s knowledge of areas and businesses in which the Company operates.

The Nominating & Corporate Governance Committee and the Board of Directors believe the above mentioned attributes, along with the leadership skills and other experience of its Board of Directors members described below, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

The following table notes the breadth and variety of business experience that each of our directors brings to the Company.

	Executive Leadership	Financial	Energy/Oil Field Services	International Operations	CEO	Director Role
Stephen A. Wells	Ö	Ö	Ö	Ö	Ö	Ö
Cindy B. Taylor	Ö	Ö	Ö	Ö	Ö	Ö
Martin A. Lambert	Ö	Ö	Ö	Ö	Ö	Ö
S. James Nelson	Ö	Ö	Ö	Ö		Ö
Mark E. Papa	Ö	Ö	Ö	Ö	Ö	Ö
Gary L. Rosenthal	Ö	Ö	Ö	Ö	Ö	Ö
Christopher T. Seaver	Ö	Ö	Ö	Ö	Ö	Ö
Douglas E. Swanson	Ö	Ö	Ö	Ö	Ö	Ö
William T. Van Kleef	Ö	Ö	Ö	Ö		Ö

In selecting nominees for the Board of Directors, the Nominating & Corporate Governance Committee considers, among other things, the diversity of the Board of Directors in terms of educational background, business and industry experience, and knowledge of different geographic markets and oilfield services and products. In the case of current directors being considered for renomination, the Nominating & Corporate Governance Committee took into account the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.

Director Nomination Process

Our director nomination process for new Board of Directors members is as follows:

•

The Nominating & Corporate Governance Committee, the Chairman of the Board, or another member of the Board identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board of Directors.

•

The Nominating & Corporate Governance Committee initiates a search by working with staff support, seeking input from members of the Board and senior management and hiring a search firm, if deemed necessary.

•	The Nominating & Corporate Governance Committee considers recommendations for nominees for directorships submitted by stockholders.

•

The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board of Directors is identified and presented to the Nominating & Corporate Governance Committee, which ranks the candidates.

•	The Chairman of the Board and at least one member of the Nominating & Corporate Governance Committee interviews prospective candidate(s).

•	The full Board of Directors is kept informed of progress.

•	The Nominating & Corporate Governance Committee offers other directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

•	The Nominating & Corporate Governance Committee seeks the endorsement of the Board of Directors of the final candidate(s).

The final candidate(s) are nominated by the Board of Directors or elected to fill a vacancy.

Communications with Directors

Stockholders or other interested parties may send communications, directly and confidentially, to the Board of Directors, to any committee of the Board of Directors, to non-management directors or to any director in particular by sending an envelope marked “confidential” to such person or persons c/o Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002. Any such correspondence will be forwarded by the Secretary of the Company to the addressee without review by management.

Compensation Committee Interlocks and Insider Participation

During 2012, the Company’s Compensation Committee consisted of Messrs. Rosenthal, Papa and Wells, each of whom is an independent, non-employee director. There were no compensation committee interlock relationships nor any insider participation in compensation arrangements for the year ended December 31, 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the compensation objectives and policies for our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers (our “Named Executive Officers”) during the last completed fiscal year, and is intended to place in perspective the information contained in the executive compensation tables that follow this discuss. Throughout this discussion, the following individuals are referred to as our Named Executive Officers and are included in the Summary Compensation Table below:

•	Cindy B. Taylor—Chief Executive Officer

•	Bradley J. Dodson—Senior Vice President, Chief Financial Officer and Treasurer

•	Charles J. Moses—Senior Vice President, Offshore Products and President, Oil States Industries, Inc.

•	Ron R. Green—Senior Vice President, Accommodations and President, PTI Group, Inc.

•	Christopher E. Cragg—Senior Vice President, Operations

The Compensation Committee of the Board of Directors provides overall guidance to the Company’s executive compensation program and administers incentive compensation plans.

The executive compensation program includes three primary elements which are generally performance oriented and, taken together, constitute a flexible and balanced method of establishing total compensation for the Company’s executive officers. The three major elements consist of a) base salary, b) annual incentive compensation, and c) long-term incentive awards. The design of this compensation program supports the Company’s philosophy of executive total compensation.

Executive Total Compensation Philosophy

The Company’s philosophy regarding the executive compensation program for our named executive officers and other senior managers has been to design a compensation package that provides competitive base salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize corporate performance relative to established goals and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and against budget goals and (iii) support both the short-term and long-term strategic goals of the Company. The Committee believes this approach closely links the compensation of the Company’s executives to the execution of the Company’s strategy and the accomplishment of Company goals that coincide with stockholder objectives.

2012 Advisory Vote on Executive Compensation

At our 2012 annual meeting of stockholders, our stockholders expressed their continued support for the compensation program for our named executive officers by approving the non-binding advisory vote on our executive compensation. More than 94% of the votes cast supported our executive compensation policies and practices for our named executive officers as described in our 2012 proxy statement. In reviewing our executive compensation program, our Compensation Committee evaluated the results of last year’s advisory vote on executive compensation and the support expressed by stockholders. Given the support expressed by stockholders for our executive compensation programs, our Compensation Committee generally elected to apply the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2012 and to date in 2013. To further the goals of our compensation program, the Company introduced performance based equity awards as part of our long-term incentive program in 2012 as described at “Elements of Compensation—Long-Term Incentives” below.

As recommended by our Board of Directors, a majority of stockholders expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented their recommendation. The next advisory vote will occur at our 2014 annual meeting of stockholders.

Compensation Program Objectives:

•	Attract, motivate, reward and retain key employees and executive talent required to achieve corporate strategic plans;

•	Reinforce the relationship between strong individual performance of executives and business results;

•	Align the interests of executives with the long-term interests of stockholders; and

•	Design a compensation program that neither promotes overly conservative actions or excessive risk taking.

The compensation program is designed to reward executives for long-term strategic management and the enhancement of stockholder value. We believe that the compensation program design and policies contribute to achievement of the Company’s objectives.

Compensation Benchmarking Relative to Market

The Compensation Committee establishes executive compensation primarily based on a review of the executive’s performance and compensation history and takes into account corporate performance. In the exercise of its duties, the Compensation Committee periodically benchmarks the Company’s executive compensation against that of comparable companies; however, the Compensation Committee does not set percentile goals against benchmark data for purposes of determining executive compensation levels. The Compensation Committee considers the market to consist of both the oilfield services industry and geographic markets in which the Company competes for executive talent. Benchmark data is periodically obtained for a selected peer group approved by the Compensation Committee (the “peer group”) as well as for industry companies of comparable size and business complexity. The Company currently uses the following peer group companies:

•	Carbo Ceramics, Inc.;

•	Cameron International Corporation;

•	Core Laboratories N.V.;

•	Dresser—Rand Group, Inc.;

•	Dril-Quip, Inc.;

•	Exterran Holdings, Inc.;

•	FMC Technologies, Inc.;

•	Helix Energy Solutions Group, Inc.;

•	Helmerich & Payne, Inc.;

•	Key Energy Services, Inc.;

•	McDermott International, Inc.;

•	Oceaneering International, Inc.;

•	RPC, Inc.;

•	Superior Energy Services, Inc.; and

•	Tidewater, Inc.

In selecting benchmark companies, the Committee considered each company’s participation in the energy services sector as well as market capitalization, annual revenues, business complexity, profitability, returns on equity and assets, the number of divisions/segments, countries in which they operate and total number of employees. The benchmarked companies change from time to time to insure their continued appropriateness for comparative purposes. We made two changes to our peer group companies in the past year. We deleted Complete Production Services, Inc. because it was acquired, and we added Cameron International Corporation because it is similar to our offshore products segment and because we compete for the same executive talent.

The Compensation Committee reviews the compensation programs for comparable positions at similar corporations with which the Company competes for executive talent, and also considers relative internal equity within its executive pay structure. This approach allows the Compensation Committee to respond to changing business conditions, manage salaries and incentives more evenly over an individual’s career as well as minimize the potential for the automatic ratcheting-up of salaries and incentives that could occur with an inflexible and more narrowly defined approach.

In evaluating the peer group and other comparison data for compensation purposes, the Compensation Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulas. Rather, the Compensation Committee exercises its discretion and makes its judgment after considering the factors it deems relevant.

Compensation Practices as They Relate to Risk Management

Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Our compensation strategies are designed to encourage company growth and appropriate risk taking but not to encourage excessive risk taking. Our Compensation Committee retains discretion with respect to the compensation packages of our named executive officers. Our compensation strategies are designed so as not to encourage management to take actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also attempt to design the compensation program for our larger general employee population so that it does not inappropriately incentivize our employees to take unnecessary risks in their day to day activities. We recognize, however, that there are trade-offs and that it can be difficult in specific situations to maintain the appropriate balance. As such, we continue to evaluate our programs with a view to insuring they do not become materially imbalanced one way or the other.

Our compensation arrangements contain certain design elements that are intended to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include a maximum amount that can be earned under the annual incentive cash compensation and performance based equity award programs.

In combination with our risk management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are reasonably likely to have a material adverse effect on us.

Elements of Compensation:

Base Salary

Base salary is the guaranteed element of an executive’s direct compensation and is intended to provide a foundation for a competitive overall compensation opportunity for the executive. The Compensation Committee reviews each executive’s base salary annually. Executive officer base salaries are determined after an evaluation that considers the executive’s prior experience and breadth of knowledge and which also considers benchmark data from the peer group companies and other similarly sized companies in businesses comparable to the Company’s, the Company’s and the executive’s performance, and any significant changes in the executive’s responsibilities. The Compensation Committee considers all these factors together plus overall industry conditions and retention risks and makes a subjective determination on base salary adjustments. Effective February 27, 2012, the Compensation Committee approved certain changes to the base salary rates of the Named Executive Officers. Specifically, Mrs. Taylor’s base salary was increased 3.7% to $700,000; Mr. Dodson’s base salary was increased 6.7% to $400,000; Mr. Moses’ base salary was increased 3.3% to $310,000; and Mr. Cragg’s base salary was increased 4.8% to $325,000. Mr. Green received a 6.7% raise effective March 1, 2012, which increased his base salary to Canadian $440,000. Base salaries were increased in 2012 based on a number of factors including inflationary trends, the growth of the Company, retention risks, individual performance and in recognition of the strong performance of the Company’s stock which was in excess of one year, three year and ten year comparative performance of the industry peer group.

Mrs. Taylor provides the Compensation Committee with input regarding the performance of other Company executives and makes compensation recommendations with respect to these individuals. While considering her recommendations, the Committee makes an independent judgment with respect to compensation levels for each of Mrs. Taylor’s direct reports.

Annual Cash Incentive Compensation

The Company’s Annual Incentive Compensation Plan (“AICP”) is performance based and provides executives with direct financial incentives in the form of annual cash bonuses based on total Company and business unit performance. Annual incentive awards are linked to the achievement of pre-determined Company-wide and business unit quantitative performance goals and are designed to place a significant portion of the executive’s total compensation at risk. The purpose of the AICP is to:

•	create stockholder value;

•	provide focus on the attainment of annual goals that lead to long-term success of the Company;

•	provide annual performance-based cash incentive compensation;

•	motivate achievement of critical annual operating performance metrics; and

•	motivate employees to continually improve Company-wide and business unit performance.

The AICP is flexible and provides the Compensation Committee the discretion annually to set goals and objectives with input from management that it believes are consistent with creating stockholder value. The goals and objectives generally include growth objectives, operating objectives, safety goals and other measures that the Board believes will drive financial performance. Under the AICP, an incentive target percentage is established for each executive officer based upon, among other factors, the Compensation Committee’s review of publically available competitive compensation data for that position, level of responsibility and ability to impact the Company’s success. The AICP recognizes market differences in incentive award opportunities between organizational levels. Achieving results which exceed a minimum, or threshold, level of performance triggers an AICP payout. Performance results at or below the threshold (i.e. achieving a percentage ranging from 75% to 85% of the related AICP performance objective or less) will result in no AICP award. Targeted performance is earned when an executive achieves 100% of their AICP performance objective(s). Overachievement (i.e. achieving a percentage ranging from 120% to 125% of the related AICP performance objective) is the performance level at which incentive compensation is maximized. If the performance results fall between the threshold level and the target level, 0-100% of the AICP target amount will be paid out proportionately to the distance such performance results fall between the two levels. If the performance results fall between the target level and the overachieve level, 100-200% of the AICP target amount will be paid out proportionately to the distance such performance results fall between the two levels. The 2012 award opportunities, expressed as a percentage of eligible AICP earnings (i.e. annual base salary), for the Named Executive Officers are outlined below:

	Threshold	Target	Overachievement
Cindy B. Taylor	0%	90%	180%
Bradley J. Dodson	0%	60%	120%
Charles J. Moses	0%	60%	120%
Ron R. Green	0%	60%	120%
Christopher E. Cragg	0%	60%	120%

As shown in the table above, the maximum AICP overachievement percentage is limited to twice the target level percentage which helps mitigate the potential for excessive risk taking. In addition, targets and goals are adjusted to incorporate material acquisitions which also limits excessive risk taking. Mrs. Taylor’s target AICP percentage was increased from 80% to 90% in 2012 as a result of an analysis of target bonus potentials of equivalent executives in benchmark companies.

At the beginning of each year, the Compensation Committee is responsible for establishing the AICP performance objectives based on recommendations by the Chief Executive Officer. The Compensation Committee sets performance goals that are measurable, achievable and quantifiable. At the end of each year, the Compensation Committee reviews the performance results of the Company and the incentive awards to be paid to each executive officer and to all participants in the AICP, as a group. In its discretion, the Compensation Committee will interpret the AICP and has authority to make adjustments in individual, business unit or Company-wide results in its discretion. The Compensation Committee did not make any discretionary changes to the 2012 incentive payouts to the Named Executive Officers.

Performance measures are selected and weighted by management and the Compensation Committee annually to give emphasis to performance criteria for which participants have influence. The Compensation Committee has established “earnings before interest, taxes, depreciation and amortization” (“EBITDA”) as the primary corporate financial performance objective for each executive officer. In addition, a portion of the incentive potential for certain participants was based on return on investment (“ROI”) and, for certain of the executives, none of whom were Named Executive Officers, other strategic goals as determined appropriate for the executives’ areas of responsibilities. Other strategic goals and objectives varied and included measures such as safety performance. Performance goals may be similar for all executives or may be different to reflect more appropriate measures of corporate and business unit performance. The EBITDA and ROI targets are generally set based on the Company or business unit annual budgeted financial statements which are approved by the Board of Directors. The relative percentages of EBITDA and ROI used to evaluate our executives are based upon the nature of each executive’s role in the Company and how that role relates to overall goals and performance of the Company. For example, for those divisions which have ROI criteria, executives responsible for the operation of those specific divisions or who have a significant impact over investment decisions with respect to such businesses have business-based or Company ROI as part of their performance measure if achievement of such measure is material to the Company’s performance. Executives who have less control over segment-based or Company ROI, have performance measures more heavily weighted towards EBITDA. We believe the use of tailored performance goals, which are closely aligned with drivers of the Company’s success, furthers our compensation objective of reinforcing the relationship between strong individual performance of executives and overall business performance. Individual objectives are tailored to match areas of direct responsibility and impact on company performance.

For the Named Executive Officers, only EDITDA and ROI performance measures are used to determine AICP bonuses. For 2012, Mr. Dodson and Mrs. Taylor had 90% of their incentive compensation based on the Company’s EBITDA and 10% of their incentive compensation based on the Company’s ROI. Mr. Moses’ incentive compensation was based 80% on Offshore Products’ EBITDA, 10% on Offshore Products’ ROI and 10% on the Company’s EBITDA. Mr. Green’s incentive compensation was based 10% on the Company’s EBITDA with the remainder tied to Accommodations’ EBITDA. Mr. Cragg’s incentive compensation was based on 40% on the Company’s EBITDA and 60% on the total of Tubular Services and Well Site Services EBITDA. The Company’s EBITDA and pretax ROI targets, established in February 2012 based on the Company’s annual operating plan, were $812 million and 16.5%, respectively. The EBITDA target for 2012 represented a 16% increase over 2011 actual results and the ROI target increased from 13.9% in 2011 to 16.5% in 2012.

At the end of each year, the Compensation Committee reviews the performance results of the Company and the total incentive awards to be paid to each executive officer based on such officer’s success in achieving the AICP performance objectives.

On a consolidated basis, the Company achieved 174% of its targets for 2012. As a result, all executive officers, including Mrs. Taylor, received incentive plan payments for 2012 performance, reflecting, in large part, the Company’s and most of its businesses’ strong overall performance versus budget. These incentive plan payments under the AICP varied based upon the level of Company and business unit achievement of the related goals and objectives. Nine of ten AICP target groupings of the Company, for AICP calculation purposes, including the consolidated group, exceeded their 2012 target EBITDA objectives, and all of the Company’s executive officers received bonuses for 2012 in excess of target. Each of the Named Executive Officers for the fiscal year ended December 31, 2012, received the following payments in February 2013 under the AICP for fiscal 2012 performance.

	AICP Award ($)	% of Eligible AICP Earnings
Cindy B. Taylor	$1,086,497	156%
Bradley J. Dodson	$411,757	104%
Charles J. Moses	$340,179	110%
Ron R. Green	$515,183	118%
Christopher E. Cragg	$240,793	75%

Long-term Incentives—The Company makes certain stock-based awards under the 2001 Equity Participation Plan, which has been approved by stockholders, to better align the interests of executive officers with those of stockholders and to provide retention incentives. Specifically, the plan’s purposes are to:

•	provide an additional incentive for executives to further the growth, development and financial success of the Company by personally benefiting through ownership of Company stock and/or rights; and

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enable the Company to obtain and retain the services of executives considered essential to the long term success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

The 2001 Equity Participation Plan provides for the grant of any combination of:

•	stock options;

•	restricted stock;

•	performance awards;

•	dividend equivalents;

•	deferred stock; and

•	stock payments or phantom stock awards.

Under the 2001 Equity Participation Plan, the Company has historically granted nonqualified stock options and time-vested restricted stock awards. The Company amended the 2001 Equity Participation Plan on March 31, 2009, to provide for minimum vesting periods of one year for performance based awards and three years for tenure based awards, except for a small percentage of the authorized shares available for awards under the 2001 Equity Participation Plan. As a result of this amendment, vesting may occur earlier than the minimum vesting periods with respect to no more than 10% of shares cumulatively authorized under the 2001 Equity Participation Plan. A total of 98% of the options granted by the Compensation Committee vest at a rate of 25% per year over four years. Option lives range from six to ten years. Options are awarded at the NYSE’s closing price of the Company’s common stock on the date of the grant, or the last preceding trading day if the award date is a date when markets are closed (“NYSE Closing Price”). Restricted stock awards, which are valued at the NYSE Closing Price, generally vest over a four year period at a rate of 25% per year; however, in special situations the Compensation Committee has approved awards with shorter vesting periods. The Compensation Committee has never granted options with an exercise price that is less than the NYSE Closing Price on the grant date.

The Compensation Committee has never repriced outstanding options, and the 2001 Equity Participation Plan has been amended to prohibit repricing or replacing underwater stock options or canceling or effecting a cash buyout of stock options without the approval of the Company’s stockholders. The Company is seeking approval of an amendment to the 2001 Equity Participation Plan in one of the proposals in this proxy (see Proposal No. 4 on page 40). In addition to an amendment to increase the number of shares available for award under the 2001 Equity Participation Plan by 1,000,000 shares, the Company has amended, effective February 19, 2013, the 2001 Equity Participation Plan as follows:

•	The maximum value of performance awards to any participant in a calendar year is limited to $4,000,000.

•	Options forfeited or cancelled are not available to be “recycled” and awarded again;

•	An option agreement may not be cancelled or amended in exchange for cash or another equity award;

•	Company loans to plan participants are not permitted;

•	Dividend equivalents are not permitted to be credited to option awards and, for other awards, are not payable until the underlying deferred stock or performance award vests; and

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The Compensation Committee may delegate to the Chief Executive Officer the right to grant awards under the 2001 Equity Participation Plan to any person who is not subject to Section 16 of the Exchange Act subject to conditions and restrictions that the Compensation Committee determines.

We believe these changes to the 2001 Equity Participation Plan are consistent with “best practices” for equity plans for publicly traded companies. In determining appropriate awards, the Compensation Committee annually reviews each executive’s past performance and experience, his or her position and ability to contribute to the future success and growth of the Company, time in the current job, base compensation and competitive market data. The Compensation Committee also takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in the Company’s stock. The Compensation Committee also takes into consideration that, unlike some benchmark companies, the Company has no defined benefit retirement plan nor any supplemental executive retirement benefits or similar arrangements. The Compensation Committee believes that stock options, restricted stock grants and, beginning in 2012, performance based and phantom stock, along with significant vesting requirements, are an effective method of reinforcing the long-term nature of the Company’s business and creating retention incentives. In addition, grants of stock options, restricted stock and performance based and phantom stock awards reinforce alignment with stockholder interests. The Compensation Committee considers the foregoing factors and any other relevant factors and makes a subjective determination with respect to awarding equity based compensation to its executive officers.

Higher-level positions will generally have a greater percentage of their total compensation based on longer-term incentives which are performance based. The size of long-term incentive grants will vary from year to year and reflects a variety of factors including, among others, competitive market practices, retention priorities, total previous grants, current stock valuation, estimated future charges to earnings, and individual, business unit and company wide performance. The Compensation Committee determines the award level for executives, if any, on an annual basis usually at its February meeting each year.

For 2012, the Company incorporated a combination of nonqualified stock options, restricted stock awards, performance based awards and phantom stock awards as the primary executive long-term incentive and retention tool for the Named Executive Officers. Restricted stock awards offers the additional advantages of potentially reducing overall Company stock dilution relative to other awards, while improving the Company’s executive retention prospects in a very competitive labor market. We recognize that options alone may not have adequate retention value in an industry that has historically been cyclical in nature. We believe the introduction of performance based and phantom stock equity awards will add an incentive for continued outstanding performance, enhance the Company’s ability to attract and retain talented executives in an increasingly competitive marketplace and benefit stockholder returns. The Compensation Committee weighs the cost of these grants with their potential benefit as an incentive, retention and compensation tool.

In administering the long-term incentive equity plan, the Compensation Committee is sensitive to the potential for dilution of future earnings per share. For this reason and because of other compensation design considerations, the Compensation Committee focuses the long-term incentive plan on employees who will have the greatest impact on the strategic direction and long-term results of the Company by virtue of their senior roles and responsibilities. In 2012, stock options granted to named executive officers represented 19.6% of the total number of stock options awarded to all employees; restricted stock awards granted to named executive officers represented 14.0% of the total number of restricted stock awards issued to all employees and directors and performance based awards granted to named executive officers represented 85.9% of the total of performance based awards issued to all employees.

Performance Based Awards. The performance based awards represent the right to receive shares of the Company’s common stock, subject to forfeiture conditions and achieving performance objectives. The performance based awards do not entitle their recipient to the right to vote, receive dividends or to any other privileges or rights of a stockholder of the Company until such time as shares of Company common stock are delivered to the recipient following vesting of the performance based awards.

The performance based awards will vest contingent upon the Named Executive Officer’s continued employment with us through the specified vesting date, and our achievement of specified performance objectives during the performance period commencing on January 1st of the three year performance period and ending December 31st of the third year in the three year performance period. Depending on the level of performance achieved, Named Executive Officers may earn between 0% and 200% of the target number of shares of our stock covered by the award, and the number of earned shares will typically be paid to the Named Executive Officer within two and a half months following the end of the performance period. The performance based awards made in February 2012 and February 2013 have a performance criteria that will be measured based upon the Company’s achievement levels of average after-tax annual return on invested capital “ROIC” for the applicable three year performance period.

If the average annual after-tax ROIC over the three year performance period is less than or equal to 6% (the “Entry Level”), 100% of the performance awards will be forfeited. If the performance measure is equal to 9.5% (the “Target Level”), 100% of the performance awards will vest. If the performance measure is equal to or greater than 13%, (the “Over-Achieve Level”), 200% of the performance awards will vest. If the performance measure falls between the Entry Level and the Target Level, 0—100% of the performance awards will vest proportionately to the distance such performance measure falls between the two levels. If the performance measure falls between the Target Level and the Over-Achieve Level, 100—200% of the performance awards will vest proportionately to the distance such performance measure falls between the two levels. Upon certain events, such as a change in control or specified employment termination scenarios, the vesting of the performance awards may be accelerated.

Phantom Stock Awards. The Company began awarding phantom stock awards in 2012 to certain executives in Canada because these awards were more tax efficient for the Company and executive. Phantom stock awards made on February 16, 2012 totaled 53,950 shares and will vest 33.3% per year on the first, second and third anniversary of the award date. Each phantom stock award entitles the holder to the cash equivalent amount equal to a share of the Company’s stock on the vesting date.

Restricted Stock and Option Awards. Restricted stock awards were made to Mrs. Taylor and Messrs. Dodson, Moses and Cragg on February 16, 2012 at the then fair market value of $84.63 per restricted share. Stock option awards were made to Mrs. Taylor and Messrs. Dodson, Moses and Cragg on February 16, 2012 that had an exercise price of $84.63 per share based on the NYSE Closing Price and that had a Black Scholes fair market value on the date of grant of $37.43 per option award. These awards will vest in four equal installments on each annual anniversary of the grant date (so that the awards will be 100% vested on

February 16, 2016), provided the named executive officer remains an employee continuously from the date of grant through the applicable vesting date. Vesting of the awards may be accelerated upon the occurrence of certain events, as described in detail below under “—Potential Payments Upon Termination or Change in Control.” While a Named Executive Officer holds unvested restricted shares, he or she is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and receive dividends thereon (except that any dividends or other distributions paid in any form other than cash shall be subject to forfeiture restrictions applicable to the underlying award).

Other than Mr. Green, who received a grant of 10,000 shares of phantom stock in February 2012, each of the Named Executive Officers received a combination of grants of stock options, restricted stock awards and performance based awards in 2012. During 2012, a total of 30,500 stock options, 50,125 shares of restricted stock and 39,540 performance based awards were granted to the Named Executive Officers.

In recognition of the Company’s consistent above peer performance, Mrs. Taylor’s contribution to that performance and to add retention incentives, Mrs. Taylor received a special grant of 23,625 restricted shares that will vest 100% on February 16, 2016 and 23,625 performance based awards that will vest on February 16, 2015 which are included in the award totals disclosed above. The number of performance based awards that will vest depends upon the Company’s ROIC performance over the three year period as discussed above.

Stock option grants, restricted stock awards and performance based and phantom stock awards are expensed to comply with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718—Stock Compensation”). There is no program, plan or practice to time the grant of stock options and award restricted stock to executives in coordination with the release of material non-public information. Except in special circumstances, equity grants are made to employees annually at the time of the Board of Directors’ February meeting. Executive officers and directors are prohibited from trading options or any derivative type of contract related to the Company’s stock.

Benefits

Employee benefits are designed to be broad based, competitive and to attract and retain employees. From time to time the Compensation Committee reviews plan updates and recommends that the Company implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits to all employees including executives. These benefits include: medical, prescription drug, vision and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance, flexible spending accounts, employee assistance, business travel accident insurance and 529 college savings plans. Executive officers make the same contributions for the same type of coverage and receive the same level of benefit as any other employee for each form of coverage /benefit.

Retirement Plans

The Company does not offer a defined benefit retirement plan. The Company does offer a defined contribution 401(k) retirement plan to substantially all of its U.S. employees. Participants may contribute from 1% to 75% of their base and cash incentive compensation (subject to Internal Revenue Service (“IRS”) limitations), and the Company makes matching contributions under this plan on the first 6% of the participant’s compensation (100% match of the first 4% employee contribution and 50% match on the next 2% contribution). Company matching contributions vest at a rate of 20% per year for each of the employee’s first five years of service and then are immediately vested thereafter. A similar defined contribution retirement plan is in place and available to our Canadian employees, including Mr. Green. See “Canadian Retirement Savings Plan” below.

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) that permits eligible employees and directors to elect to defer all or a part of their cash compensation (base and/or incentives) from the Company until the termination of their status as an employee or director. Employees that participate in the Deferred Compensation Plan do not receive any additional compensation other than the employer match on compensation deferred equivalent to what would have been matched in the Company’s 401(k) plan, absent certain IRS limitations. A deferral election may provide for deferring different forms or levels of compensation (base salary and/or incentive compensation) during the year. The Compensation Committee administers the Deferred Compensation Plan. Participating employees are eligible to receive from the Company a matching deferral under the Deferred Compensation Plan that is intended to compensate them for contributions they could not receive from the Company under the 401(k) plan due to the various limits imposed on 401(k) plans by U.S. federal income tax laws. Directors who elect to participate in the Deferred Compensation Plan do not receive any matching contributions.

Participants in the Deferred Compensation Plan are able to invest contributions made to the Deferred Compensation Plan in investment funds selected by a Retirement Plan Compensation Committee, which also mirror the 401(k) plan investment funds. The Company percentage match on employee contributions vests in the same manner as in the Company’s 401(k) plan. Employee contributions into the Deferred Compensation Plan are automatically vested and an employee can defer up to 75% of their salary and bonus compensation. Since the investment choices under the Deferred Compensation Plan are identical to the choices available under our 401(k) Plan, no above market or preferential earnings are provided under the Deferred Compensation Plan. As such, no earnings on Deferred Compensation Plan amounts are reported in the Summary Compensation table. The Retirement Plan Compensation Committee is composed of employees. The Compensation Committee has established a grantor trust to hold the amounts deferred under the Deferred Compensation Plan by the Company’s officers and directors. All amounts deferred under the Deferred Compensation Plan remain subject to the claims of the Company’s creditors.

Allocation of net income (or net loss) in each participant’s account is divided into sub accounts to reflect each participant’s deemed investment designation in a particular fund(s). As of each valuation date, the net income (or net loss) of each fund is allocated among the corresponding sub accounts of the participants. Each sub account is credited with (or debited for) that portion of such net income (or net loss) due to the change in the value of each corresponding sub account from the prior valuation date.

Generally, each participant in the Deferred Compensation Plan will receive (i) a lump sum distribution or installment payments (at the participant’s election) upon termination of the participant’s service with the Company and its affiliates or (ii) a lump sum distribution upon a change of control (as defined in the 2001 Equity Participation Plan). For “Key Employees,” as defined in IRS regulations, distributions of deferrals made after 2004 are delayed at least six months. Any other withdrawals by the participant will be made in compliance with limitations imposed under Section 409A of the Internal Revenue Code.

Canadian Retirement Savings Plan

As described under the “Retirement Plans” the Company offers a defined contribution retirement plan to its Canadian employees, including Mr. Green. In Canada, the Company contributes, on a matched basis, an amount up to 5% of each Canadian based, salaried employee’s (including Mr. Green) earnings (base salary plus annual incentive compensation) to the legislated maximum for a Deferred Profit Sharing Plan (DPSP—Maximum for 2012—$11,910). DPSP is a form of defined contribution retirement savings plan governed by Federal Tax legislation which provides for deferral of tax on deposit and investment return until removed from the plan to support retirement income. Employer contributions vest once two years of service are completed. Employee contributions are required in order to be eligible for the DPSP employer matching. Maximum employer matching (5% noted above) is attained with (6%) employee contribution which would go into a Group Registered Retirement Savings Plan (GRRSP). The two plans work in tandem.

Contributions to the “Retirement Savings Plan” for Mr. Green (as with all of the Canadian based salaried employees) is subject to the annual maximum total registered savings limit of $22,970 in 2012 as set out in the Canadian Tax Act.

Participation in the plan is voluntary and matching contributions start after 90 days of employment. Funds are paid by the company to the third party plan administrator and the funds are invested by the administrator on behalf of the employee in accordance with the employee’s investment direction from within a broad range of investment options. Apart from the annual contributions, any growth in the member’s account is dependent upon the investment decisions made by that individual. The Company makes no investment decisions on behalf of the employee and has no obligations under the Retirement Savings Plan other than to remit the defined contributions to the plan administrator for subsequent deposit into member accounts and to periodically assess the roles and execution of services by the plan administrator.

The matching contributions noted above (5% employer based upon 6% from employee) are first directed into the tax deferred or registered plans as described above up to Revenue Canada annual limits. For certain employees who by virtue of compensation level would exceed these limits, contributions are then allocated to employee and employer accounts in a Non Registered Savings Plan (NRSP). This plan functions in a manner similar to the Company’s Deferred Compensation Plan. The same basic principles of design and provision apply with the primary difference that the NRSP is annually taxable in regards to investment return.

Other Perquisites and Personal Benefits

The Company does not offer any perquisites or other personal benefits to any executive with an aggregate value over $10,000 other than to Mr. Green in connection with his temporary assignment in Australia, as detailed in the Summary Compensation Table and described below under “Foreign Assignment Agreement”. Some executives do have Company paid club memberships, which are used for business purposes.

Compensation Consultant

In 2012, the Committee engaged Frederic W. Cook & Co., Inc. (the “Consultant”) to provide independent advice on executive compensation matters. In 2012, the Consultant confirmed to the chair of the Committee certain industry compensation data provided by management and provided feedback regarding proposed compensation terms to the Committee. The Committee Chairman pre-approved the scope of the work to be performed by and the fee arrangement with the Consultant, which was based on agreed upon rates per hour. The Consultant’s engagement was limited to executive compensation projects for the Committee, and no other services were provided to the Company or management. Fees paid to the Consultant in 2012 did not exceed $120,000.

Executive Compensation Policies

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Repricing Stock Options—The Company’s practice is to price awards at the market price on the date of award. The Company’s 2001 Equity Participation Plan prohibits any repricing of options without stockholders approval.

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Securities Trading Policy—The Company prohibits directors, officers and certain other managers from trading the Company’s securities on the basis of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits trading in the Company’s securities without obtaining prior approval from the Company’s Compliance Officer. Executive officers and directors are prohibited from trading options or any derivative type of contract related to the Company’s stock.

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Tax Deductibility of Compensation—Section 162(m) of the Internal Revenue Code, enacted in 1993, imposes a limit of $1 million on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its Chief Executive Officer and each of its three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer), unless compensation is performance based. While the Company cannot predict with certainty how the compensation of our Named Executive Officers might be affected in the future by Section 162(m), or applicable tax regulations issued hereunder, the Company endeavors to preserve the tax deductibility of substantially all of executive compensation while maintaining the executive compensation program as described herein.

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Clawback Policy—To date, we have not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct or other specified events. However, the performance based awards granted to our named executive officers as part of our 2012 long-term incentive compensation program do include language providing that the award may be cancelled and the officer may be required to repay us for any realized gains to the extent required by applicable law. The Compensation Committee is currently evaluating the practical, administrative, and other implications of implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once additional guidance is promulgated by the Securities and Exchange Commission.

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Executive Stock Ownership Guidelines and Holding Period—Effective February 16, 2007, Executive Stock Ownership Guidelines were adopted by the Compensation Committee of the Board of Directors of the Company to further align the interests of executives with the interests of stockholders and further promote the Company’s commitment to sound corporate governance.

The Executive Stock Ownership Guidelines are calculated based on a multiple of the executive’s base salary, which is then converted to a fixed number of shares. Once the ownership guideline is established for an executive and communicated, the executive has four years to attain the targeted level of ownership. An executive’s ownership guideline does not automatically change as a result of changes in his or her base salary or fluctuations in the Company’s common stock price. However, the Committee may, from time to time, reevaluate and revise participants’ guidelines to incorporate these types of events. An executive’s stock ownership guideline may also increase because of a change in title. The ownership guidelines for the senior executives are as follows:

Stock Ownership Level

Position	Multiple of Salary
Chief Executive Officer	3X
Executive Officers (Section 16)	2X
Corporate Administrative Vice Presidents	1X

Stock that counts toward satisfaction of the Executive Stock Ownership Guidelines includes:

•	Company shares owned outright (i.e. open market purchases) by the executive or his or her immediate family members residing in the same household;

•	Vested Company restricted stock awards that are issued as part of the executive’s long-term compensation;

•	Company shares acquired upon option exercise that the executive continues to hold;

•	Company shares held in the Company’s Deferred Compensation Plan; and

•	Company shares beneficially owned through a trust.

Covered executives are required to achieve their Stock Ownership Guideline within four years from inclusion in the program and continue to maintain and hold the level of stock ownership as long as they are executive officers of the Company. All covered executives are in compliance with the Stock Ownership Guidelines except for Mr. Green for whom the deadline has been extended due to the tax inefficiencies of issuing restricted stock in Canada. Once achieved, ownership of the guideline amount must be maintained for a holding period as long as the individual is subject to Executive Stock Ownership Guidelines.

Executive and Change of Control Agreements

The Company maintains Executive Agreements with seven executive officers subject to Section 16 of the Securities and Exchange Commission regulations. The Executive Agreements are not considered employment agreements and the executives are employed “at will” by the Company. These agreements provide protection in the event of a qualified termination, which is defined as an (i) involuntary termination of the executive officer by the Company other than for “Cause” or (ii) either an involuntary termination other than for “Cause” or a voluntary termination by the executive for “Good Reason,” in each case, during a specified period of time after a corporate “Change of Control” (as defined in each Executive Agreement) of the Company. The triggering events were selected due to the executive not having complete control of their circumstances. Executives are exercising control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.

If a qualified termination occurs other than during the 24-month period following a corporate Change of Control, the Executive Agreements provide (i) for payments based on the executive officer’s base salary and target annual bonus amount, (ii) that all restrictions on restricted stock and phantom stock units will lapse and (iii) for continued health benefits for 24 months. Any vested, non-qualified stock options would expire after 3 months of the date of termination if not exercised prior to their expiration.

The Change of Control provision in the Executive Agreement is intended to encourage continued employment by the Company of its executive officers and to allow such executive to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change of Control without concern that such executive might be unduly distracted by the uncertainties and risks created by a proposed Change of Control. Unlike “single trigger” plans that pay out immediately upon a change of control, the Company’s agreement requires a “double trigger” (i.e. a change of control along with an involuntary loss of employment). If the qualified termination occurs during the 24-month period following a corporate Change of Control, the agreements provide for a lump sum payment to the executive officer based on the executive officer’s base salary and target annual incentive amount. In addition, with respect to such a qualified termination, the agreements provide that all restricted stock, performance shares, phantom stock units and options will become vested, that all restrictions on such awards will lapse and that outstanding stock options will remain exercisable for the remainder of their terms. The executive officer will also be entitled to (A) health benefits until the earlier of (i) 36 months and (ii) the date the executive begins receiving comparable benefits from a subsequent employer, (B) vesting of all contributions to our 401(k) plan and Deferred Compensation Plan to the extent not already vested and (C) outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. Executive agreements entered into with Mrs. Taylor and Messrs. Dodson and Cragg entitle the executive to be made whole for any excise taxes incurred with respect to severance payments that are in excess of the limits set forth under the Internal Revenue Code. Executive agreements entered into with Messrs. Moses and Green do not contain excise tax gross up protection. See “Potential Payments Under Termination or Change of Control” in this Proxy Statement for additional disclosures of severance and Change of Control payments for Named Executive Officers.

The Executive Agreements have a term of three years and are extended automatically for one additional day on a daily basis for a period of three years, unless notice of non-extension is given by the Board of Directors of the Company, in which case the agreement will terminate on the third anniversary of the date notice is given. To receive benefits under the Executive Agreement, the executive officer will be required to execute a release of all claims against the Company. Certain terms of the Executive Agreements are summarized below.

Cindy B. Taylor. Under the terms of Mrs. Taylor’s Executive Agreement, she will be entitled to receive a lump sum payment equal to two and a half times her base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a corporate Change of Control. If a qualified termination occurs other than during the 24-month period following a corporate Change of Control, Mrs. Taylor will be entitled to receive a lump sum payment equal to one and a half times her base salary and target annual incentive amount as well as other benefits described above.

All Other Section 16 Executive Officers. Under the terms of each of their Executive Agreements, the executive officer will be entitled to receive a lump sum payment equal to two times his base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a corporate Change of Control. If a qualified termination occurs other than during the 24-month period following a Change of Control, the executive officer will be entitled to receive a lump sum payment equal to his base salary and target annual incentive amount as well as other benefits described above.

Foreign Assignment Agreement

On May 3, 2011, the Company entered into an assignment letter with Mr. Green setting forth certain terms and conditions governing his temporary assignment in Sydney, Australia in connection with the integration of an acquisition and the expansion of the Company’s accommodations business in Australia. Mr. Green’s assignment ended in June 2012. During the term, the assignment letter provided that Mr. Green’s base salary may be paid in either Canadian or Australian currency, and that Mr. Green would be provided health, welfare, retirement plan, and workers compensation benefits that are comparable to the benefits he received prior to his temporary assignment. The assignment letter also provided Mr. Green with the following payments and allowances in addition to his base salary: (i) a monthly cost of living adjustment if the cost-of-living in Australia is determined to be higher than in Canada, including $810 per month to compensate him for additional food costs; (ii) payment for furnished rental housing in Australia within established guidelines; (iii) payment of reasonable expenses associated with maintaining Mr. Green’s residence in Canada, including association fees, property management, security, lawn care, routine house-keeping services and similar items; (iv) payment for the reasonable cost of utilities in Australia, including gas, water and electric; (v) tax equalization benefits to ensure Mr. Green does not pay more in taxes than he would if not on assignment, including the cost of an external tax consultant to assist in the preparation and processing of tax returns in both countries; (vi) payment of costs associated with obtaining necessary passports, visas and work permits; (vii) reimbursement of up to $5,000 to cover incidental relocation expenses; (viii) payment of costs for air shipment of personal effects and belongings; (ix) payment for business class airfare for Mr. Green to travel to Australia and for related meals, incidentals and excess baggage fees; (x) payment of temporary living expenses in Australia for up to 30 days, including meals and incidental expenses; (xi) use of a Company vehicle and payment of expenses associated with fuel and operating costs; (xii) provision of business class airfare to Canada and related travel expenses in the event of a death or serious illness in Mr. Green’s immediate family; and (xiii) repatriation benefits, including business-class airfare to Canada, reimbursement of relocation expenses up to $5,000 and a completion bonus. Severance benefits for Mr. Green are addressed in his Executive Agreement; however, upon termination of Mr. Green’s assignment in June 2012, all allowances and benefits provided for in the assignment letter ceased, and the Company paid for the cost of airfare and reasonable expenses for him to return to Canada.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis filed in this document. The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

THE COMPENSATION COMMITTEE

Gary L. Rosenthal, Chairman

Mark G. Papa

Stephen A. Wells

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the Named Executive Officers for each fiscal year in the three year period ended December 31, 2012. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s compensation over the last several years, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Cindy B. Taylor(5)	2012	695,192	5,726,489	598,880	1,086,497	91,403	8,198,461
Chief Executive	2011	656,731	1,508,200	498,870	1,050,769	79,548	3,794,118
Officer	2010	526,308	847,575	684,960	842,092	52,154	2,953,089
Bradley J. Dodson	2012	395,192	846,300	187,150	411,757	56,748	1,897,147
Senior Vice President,	2011	365,385	565,575	99,774	438,462	22,803	1,491,998
Chief Financial Officer & Treasurer	2010	310,577	320,195	171,240	341,635	28,999	1,172,646
Charles J. Moses	2012	308,077	465,465	187,150	340,179	37,394	1,338,265
Senior Vice President, Offshore Products and President, Oil States Industries, Inc	2011 2010	296,154 283,392	452,460 150,680	83,145 342,480	355,385 307,323	34,194 27,395	1,221,338 1,111,270
Ron R. Green(2)	2012	435,697	846,300	—	515,183	513,137	2,310,317
Senior Vice President,	2011	411,149	754,100	—	448,312	781,861	2,395,422
Accommodations and President, PTI Group, Inc.	2010	346,424	—	556,530	282,516	35,300	1,220,770
Christopher E. Cragg	2012	322,115	550,095	168,435	240,793	38,321	1,319,759
Senior Vice President,	2011	302,308	452,460	83,145	362,769	36,977	1,237,659
Operations	2010	299,308	320,195	171,240	356,539	17,873	1,165,155

(1)	These columns represent the dollar amounts for the years shown of the aggregate grant date fair value of restricted stock awards, performance based awards and phantom stock awards and option awards, as applicable, granted in those years computed in accordance with FASB ASC Topic 718—Stock Compensation. Generally, the aggregate grant date fair value is the aggregate amount that the Company expects to expense in its financial statements over the award’s vesting schedule (generally four years) and, for performance based awards, is based upon the probable outcome of the applicable performance conditions. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s future accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. All options awarded were priced at the date of the award. See Note 14 to our consolidated financial statements on Form 10-K for the year ended December 31, 2012 for additional detail regarding assumptions underlying the value of these awards. The performance based stock awards can potentially achieve a maximum number of shares equal to 200% of the target level of shares, depending on the Company’s performance.
(2)	Compensation reported for Mr. Green, other than stock awards and option awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. U.S. dollar to Canadian dollar exchange rates used are as follows: 2012—$1.00, 2011—$1.01 and 2010—$0.97,

(3)	Amounts of “Non-Equity Incentive Plan Compensation” paid to each of the Named Executive Officers were made pursuant to the Company’s Annual Incentive Compensation Plan. For a description of this plan please see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation.”
(4)	The 2012 amount shown in “All Other Compensation” column reflects the following for each Named Executive Officer:
(5)	Stock awards to Mrs. Taylor in 2012 included a special merit and retention award of restricted stock (23,625 shares) and performance shares (23,625 shares) with vesting and performance terms identical to regular restricted stock and performance shares awarded to other named executive officers in 2012.

	Retirement Plan Match ($)(a)	Deferred Compensation Plan Match ($)(a)	Other ($)(b)		Total ($)
Cindy B. Taylor	17,775	69,523	4,105		91,403
Bradley J. Dodson	11,842	40,365	4,541		56,748
Charles J. Moses	—	33,461	3,933		37,394
Ron R. Green	11,910	32,045	469,182	(c)	513,137
Christopher E. Cragg	16,144	18,102	4,075		38,321

(a)	Represents the matching contributions allocated by the Company to each of the Named Executive Officers, except Mr. Green, pursuant to the 401(k) Retirement Plan and the Deferred Compensation Plan as more fully described in “Compensation Discussion and Analysis—Retirement Plans”, included herein. Mr. Green received the matching contributions in the Canadian Retirement Savings Plan and Canadian Non-Registered Savings Plan.
(b)	The amounts shown in the “Other” column in the table above include club dues and the imputed income attributable to term life insurance benefits provided for Messrs. Dodson, Moses and Cragg and Mrs. Taylor.
(c)	Mr. Green began a temporary assignment in Sydney, Australia effective in July 2011 in connection with the Company’s integration of an acquisition and expansion of its accommodations business in that country. The temporary assignment ended in June 2012. The 2012 amount includes an automobile allowance of $9,023, a housing allowance of $51,449, a cost of living allowance of $25,418, and tax reimbursements totaling $383,292 for an equity award and temporary foreign assignment benefits. The payments described above were converted to U.S. dollars using average exchange rates of $1.00 for Canadian dollars and $1.04 for Australian dollars.

Each of the Named Executive Officers is party to an Executive Agreement, which agreements are not considered employment agreements. For a description of these agreements, please see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.” For a description of Mr. Green’s Assignment Letter, please see “Compensation Discussion and Analysis—Foreign Assignment Agreement.” The compensation amounts described in the preceding table were determined as described under “Compensation Discussion and Analysis—Elements of Compensation.” The material terms of the awards reported in the Grants of Plan Based Awards Table below are described in the “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation” and “—Long-Term Incentives.”

GRANTS OF PLAN BASED AWARDS

The following table provides information about equity and non-equity awards granted to Named Executive Officers in 2012, including the following: (1) the grant date; (2) the estimated future payouts under the non-equity incentive plan, which is discussed in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation”, included herein; (3) the number of performance based awards pursuant to the Company’s 2001 Equity Participation Plan; (4) the number of restricted stock and phantom stock awards pursuant to the Company’s 2001 Equity Participation Plan; (5) the number of stock option awards, which consist of the number of shares underlying stock options awarded, pursuant to the Company’s 2001 Equity Participation Plan; (6) the exercise price of the stock option awards, which reflects the NYSE Closing Price on grant date; and (7) the fair value of each equity award computed in accordance with FASB ASC Topic 718—Stock Compensation as of the grant date.

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Options Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Stock and Options Awards ($/SH)	Grant Date Fair Value Of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Cindy B. Taylor	AICP		—	630,000	1,260,000	—
	2001 Plan	2/16/2012					5,915	11,830			84.63	500,586
	2001 Plan	2/16/2012					23,625	47,250			84.63	1,999,384
	2001 Plan	2/16/2012							14,500		84.63	1,227,135
	2001 Plan	2/16/2012							23,625		84.63	1,999,384
	2001 Plan	2/16/2012								16,000	84.63	598,880
Bradley J. Dodson	AICP		—	240,000	480,000
	2001 Plan	2/16/2012				—	5,000	10,000			84.63	423,150
	2001 Plan	2/16/2012							5,000		84.63	423,150
	2001 Plan	2/16/2012								5,000	84.63	187,150
Charles J. Moses	AICP		—	186,000	372,000
	2001 Plan	2/16/2012				—	2,500	5,000			84.63	211,575
	2001 Plan	2/16/2012							3,000		84.63	253,890
	2001 Plan	2/16/2012								5,000	84.63	187,150
Ron R. Green(5)	AICP		—	264,000	528,000	—
	2001 Plan	2/16/2012							10,000	—	84.63	846,300
Christopher E. Cragg	AICP		—	195,000	390,000
	2001 Plan	2/16/2012				—	2,500	5,000			84.63	211,575
	2001 Plan	2/16/2012							4,000		84.63	338,520
	2001 Plan	2/16/2012								4,500	84.63	168,435

(1)	The amounts shown in the column “Target” reflect the target level of bonus payable under the Company’s AICP (see discussion in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation”, included herein) which is based on an executive’s base salary paid during the year multiplied by the executive’s bonus percentage. The base salary used in this table is the base salary in effect as of December 31, 2013; however, actual awards are calculated based on a participant’s eligible AICP earnings paid in the year. The amount shown in the “Maximum” column represents 200% of the target amount. Performance results at or below the entry level percentage of performance targets established under the AICP will result in no payments being made under the AICP. The entry level percentage ranged from 75% to 85% in 2012, depending on the business unit involved. If the performance results fall between the entry level and the target level, 0 – 100% of the target level bonus will be paid out proportionately to the distance such performance results fall between the two levels. If the performance results fall between the target level and the maximum level, 100—200% of the target level bonus will be paid out proportionately to the distance such performance results fall between the two levels.
(2)	The amounts shown under “Estimated Future Payouts Under Equity Plan Awards include performance based awards as described at “Elements of Compensation—Long-Term Incentives” in this proxy statement. Target level of performance is based on the Company’s Cumulative ROI performance for the three-year period beginning January 1, 2012 to December 31, 2014 of 9.5% and the over-achieve performance level is based on an ROI of 13% for the same period.
(3)	The amounts shown in “All Other Stock Awards” and “All Other Option Awards” columns reflect the number of restricted stock awards and stock options, respectively, granted in 2012 pursuant to the Company’s 2001 Equity Participation Plan. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives”, included herein.
(4)	This column shows the full grant date fair value of restricted stock awards, performance based awards, phantom stock awards and stock options computed under FASB ASC Topic 718—Stock Compensation and granted to the Named Executive Officers during 2012. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award or option vesting schedule and, for performance based awards, is based upon the probable outcome of the applicable performance conditions. Stock options granted in 2012 were valued at award date at a fair value of $37.43 per option.
(5)	Mr. Green’s AICP award amounts were made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2012 of $1.00 U.S. dollar per Canadian dollar. Mr. Green’s equity incentive plan award in 2012 consisted of 10,000 phantom share awards that are payable in cash at vesting date based on the Company’s stock price on the vesting date. Vesting will occur annually at a rate of 33 1/3 % per year on the first, second, and third anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2012. This table includes unexercised and unvested option awards and unvested stock awards, including restricted stock awards, performance based awards and phantom stock awards. Each equity grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date or other factors, as discussed. Accelerated vesting provisions applicable to the outstanding awards are described below under “—Potential Payments Upon Termination or Change in Control.” The market value of the stock awards is based on the closing market price of the Company’s common stock as of December 31, 2012, which was $71.54. The number of performance awards shown in the table below reflect a theoretical achievement level of performance assuming December 31, 2012 as the end of the performance period. The actual performance period for the 2012 awards will end on December 31, 2014. For additional information about the option awards and stock awards, see the description of equity incentive compensation in “Compensation Discussion and Analysis”, included herein.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Shares, Units or Other Rights that Have Not Vested ($)
Cindy B. Taylor	40,000	(1)			11.49	2/25/2013
	14,760	(2)			36.99	5/17/2013
	52,500	(3)			36.53	2/18/2014
	56,250	(4)	18,750	(4)	16.65	2/19/2015
	32,500	(6)			24.52	6/19/2015
	20,000	(7)	20,000	(7)	37.67	2/19/2016
	3,750	(9)	11,250	(9)	75.41	2/17/2021
			16,000	(11)	84.63	2/16/2022
							3,750	(5)	268,275
							11,250	(8)	804,825
							15,000	(10)	1,073,100
							14,500	(12)	1,037,330
							23,625	(13)	1,690,133
										59,080	(14)	4,226,583
Bradley J. Dodson	9,100	(1)			11.49	2/25/2013
	10,000	(3)			36.53	2/18/2014
	11,250	(4)	3,750	(4)	16.65	2/19/2015
	21,700	(6)			24.52	6/19/2015
	5,000	(7)	5,000	(7)	37.67	2/19/2016
	750	(9)	2,250	(9)	75.41	2/17/2021
			5,000	(11)	84.63	2/16/2022
							1,250	(5)	89,425
							4,250	(8)	304,045
							5,625	(10)	402,413
							5,000	(12)	357,700
										10,000	(14)	715,400
Charles J. Moses			3,750	(4)	16.65	2/19/2015
	5,000	(7)	10,000	(7)	37.67	2/19/2016
	625	(9)	1,875	(9)	75.41	2/17/2021
			5,000	(11)	84.63	2/16/2022
							2,000	(8)	143,080
							4,500	(10)	321,930
							3,000	(12)	214,620
										5,000	(14)	357,700

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Shares, Units or Other Rights that Have Not Vested ($)
Ron R. Green	30,000	(3)			36.53	2/18/2014
	22,500	(4)	7,500	(4)	16.65	2/19/2015
	16,250	(7)	16,250	(7)	37.67	2/19/2016
							7,500	(10)	536,550
							10,000	(15)	715,400
Christopher E. Cragg	15,000	(3)			36.53	2/18/2014
	16,875	(4)	5,625	(4)	16.65	2/19/2015
	5,000	(7)	5,000	(7)	37.67	2/19/2016
	625	(9)	1,875	(9)	75.41	2/17/2021
			4,500	(11)	84.63	2/16/2022
							1,875	(5)	134,138
							4,250	(8)	304,045
							4,500	(10)	321,930
							4,000	(12)	286,160
										5,000	(14)	357,700

(1)	Stock option award of 2/25/2003 that vests at the rate of 25% per year, with vesting dates of 2/25/2004, 2/25/2005, 2/25/2006 and 2/25/2007.
(2)	Stock option award of 5/17/2007 that vests at the rate of 25% per year, with vesting dates of 5/17/2008, 5/17/2009, 5/17/2010 and 5/17/2011.
(3)	Stock option award of 2/18/2008 that vests at the rate of 25% per year, with vesting dates of 2/18/2009, 2/18/2010, 2/18/2011 and 2/18/2012.
(4)	Stock option award of 2/19/2009 that vests at the rate of 25% per year with vesting dates of 2/19/2010, 2/19/2011, 2/19/2012 and 2/19/2013.
(5)	Restricted stock award of 2/19/2009 that vests at the rate of 25% per year, with vesting dates of 2/19/2010, 2/19/2011, 2/19/2012 and 2/19/2013.
(6)	Stock option award of 6/19/2009 that vests 100% on 6/19/2012, assuming the executive’s continued employment at that date.
(7)	Stock option award of 2/19/2010 that vests at the rate of 25% per year, with vesting dates of 2/19/2011, 2/19/2012, 2/19/2013 and 2/19/2014.
(8)	Restricted stock award of 2/19/2010 that vests at the rate of 25% per year, with vesting dates of 2/19/2011, 2/19/2012, 2/19/2013 and 2/19/2014.
(9)	Stock option award of 2/17/2011 that vests at the rate of 25% per year, with vesting dates of 2/17/2012, 2/17/2013, 2/17/2014 and 2/17/2015.
(10)	Restricted stock award of 2/17/2011 that vests at the rate of 25% per year, with vesting dates of 2/17/2012, 2/17/2013, 2/17/2014 and 2/17/2015.
(11)	Stock option award of 2/16/2012 that vests at the rate of 25% per year, with vesting dates of 2/16/2013, 2/16/2014, 2/16/2015 and 2/16/2016.
(12)	Restricted stock award of 2/16/2012 that vests at the rate of 25% per year, with vesting dates of 2/16/2013, 2/16/2014, 2/16/2015 and 2/16/2016.
(13)	Restricted stock award of 2/16/2012 that vests at the rate of 100% on 2/16/2016 assuming the executive’s continued employment at that date.
(14)	Performance based awards of 2/26/2012 that will vest based on the Company’s ROIC performance in the three-year period from January 1, 2012 to December 31, 2014. The amount reported as of 12/31/2012 assumes the performance period ended on that date. Performance level achievement through 12/31/12 is 200% of target.
(15)	Phantom stock award of 2/16/2012 payable in cash at vesting date based on the Company’s stock price on that date that will vest 33.3% per year with vesting dates of 2/16/2013, 2/16/2014 and 2/16/2015.

OPTIONS EXERCISED AND STOCK VESTED

The following table provides information for the Named Executive Officers on (1) stock option exercises during 2012, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Pre-tax Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Cindy B. Taylor	47,700	2,644,098	34,550	2,679,723
Bradley J. Dodson	10,000	540,325	16,950	1,276,212
Charles J. Moses	12,750	846,918	3,750	314,550
Ron R. Green	30,000	1,590,600	2,500	209,700
Christopher E. Cragg	35,000	2,162,321	7,375	618,615

(1)	Reflects shares received pursuant to restricted stock awards under the 2001 Equity Participation Plan for grants made in 2008 through 2011 to each Named Executive Officer.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	1,249,247	$40.18	1,018,285
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,249,247	$40.18	1,018,285

Our 2001 Equity Participation Plan has been approved by our stockholders.

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan and Canadian Non-Registered Savings Plan

The Company maintains the Deferred Compensation Plan, which is a nonqualified deferred compensation plan for U.S. citizens that permits our directors and eligible employees to elect to defer all or a part of their cash compensation (base and/or incentive pay) from us until the termination of their status as a director or employee or a change of control. In Canada, the Company maintains a similar plan in which Mr. Green is a participant. See “Compensation Discussion and Analysis—Deferred Compensation Plan”, included herein, for details about the plans.

The investment alternatives currently available to an executive under the Deferred Compensation Plan are the same mutual funds available to all employees under the Company’s 401(K) Retirement Plan.

Detailed below is activity in the Deferred Compensation Plan for each Named Executive Officer. Mr. Green is a Canadian citizen based in Edmonton, Canada and is not eligible to participate in the Deferred Compensation Plan; however, he does participate in a similar Canadian Non-Registered Savings Plan.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance At Last Fiscal Year End ($)
Cindy B. Taylor	104,758	69,523	119,803	(34,250)	1,450,359
Bradley J. Dodson	79,414	40,365	37,669	(28,750)	362,765
Charles J. Moses	40,154	33,461	18,487	(34,250)	448,308
Ron R. Green	41,227	32,017	23,976	—	384,314
Christopher E. Cragg	41,093	18,102	44,179	(34,250)	414,429

(1)	All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the Summary Compensation Table for 2012.
(2)	Amounts reported in this column are also included in the “See All Other Compensation” column of the Summary Compensation Table for 2012.
(3)	This column represents net unrealized appreciation, dividends and distributions from mutual fund investments for 2012 associated with investments held in the Deferred Compensation Plan for Mrs. Taylor and Messrs. Dodson, Moses and Cragg and in the Canadian Non-Registered Savings Plan for Mr. Green.
(4)	The Deferred Compensation Plan allows an annual “roll-over” of deferred compensation amounts into the Company’s 401(k) Retirement Plan to the maximum extent permitted by U.S. Internal Revenue Service regulations.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The table below reflects the amount of compensation to each of the Named Executive Officers of the Company in the event of a qualified termination, which is defined as (i) an involuntary termination of the executive officer by the Company other than for “Cause” or (ii) either an involuntary termination other than for “Cause” or a voluntary termination by the executive for “Good Reason,” in each case, during a specified period of time after a corporate “Change of Control” (as defined in each Executive Agreement) of the Company. See “Compensation Discussion and Analysis—Executive and Change of Control Agreements” herein for additional information; such Executive and Change of Control Agreements are referred to herein as “Executive Agreements”. The scope and terms of compensation due to each Named Executive Officer upon voluntary terminations, early retirement, retirement, for Cause termination and in the event of disability or death of the executive are the same as for all salaried employees. The amounts shown in the table assume that such qualified termination was effective as of December 31, 2012 and, therefore, include compensation earned through such time and are estimates of the amounts which would be paid out to the executives upon their terminations. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Executive and Change of Control Agreements

Per Mrs. Taylor’s Executive Agreement, if Mrs. Taylor is terminated by the Company following a Change of Control (other than termination by the Company for Cause, as defined in the agreement, or by reason of death or disability), or if Mrs. Taylor voluntarily terminates her employment for “Good Reason”, as defined in the agreement, in either case, during the 24-month period following a corporate Change of Control, she is entitled to receive a lump sum severance payment of two and one half times the sum of her base salary and the target annual bonus that may be earned by her pursuant to the AICP for the year of termination. If Mrs. Taylor is terminated by the Company not for Cause other than during the 24-month period following a Change of Control, she is entitled to receive a lump sum severance payment of one and a half times the sum of her base salary and the target annual bonus that may be earned by her pursuant to the AICP for the year of termination.

Pursuant to the other Named Executive Officers’ Executive Agreements, if any of them is terminated by the Company following a Change of Control (other than termination by the Company for Cause, as defined in the agreement, or by reason of death or disability), or if any of them voluntarily terminate their employment for “Good Reason”, as defined, in either case, in the agreement, during the 24-month period following a corporate Change of Control, then the affected Named Executive Officer is entitled to receive a lump sum severance payment of two times the sum of his base salary and the target annual bonus that may be earned by him pursuant to the AICP for the year of termination. If any of them are terminated by the Company not for Cause other than during the 24-month period following a Change of Control, he is entitled to receive a lump sum severance payment of one times the sum of his base salary and the target annual bonus that may be earned by him pursuant to the AICP for the year of termination.

If a Named Executive Officer is terminated by the Company not for Cause other than during the 24-month period following a corporate Change of Control, the Executive Agreements provide (i) for the cash lump sum severance payments described above, (ii) that all restrictions on restricted stock and phantom stock units will lapse and (iii) for continued health benefits for 12 months. Any vested, non-qualified stock options would expire after 3 months of the date of termination if not exercised prior to their expiration.

The Change of Control provision in the Executive Agreement is intended to encourage continued employment by the Company of its executive officers and to allow such executive to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change of Control without concern that such executive might be unduly distracted by the uncertainties and risks created by a proposed Change of Control. Unlike “single trigger” plans that pay out immediately upon a change of control, the Company’s agreement requires a “double trigger” (i.e. a change of control along with an involuntary loss of employment). If the qualified termination occurs during the 24-month period following a corporate Change of Control, the agreements provide for the cash lump sum severance payments described above. In addition, with respect to such a qualified termination, the agreements provide that all restricted stock, phantom stock units and options will become vested, that all restrictions on such awards will lapse and that outstanding stock options will remain exercisable for the remainder of their terms. The executive officer will also be entitled to (A) health benefits until the earlier of (i) 36 months and (ii) the date the executive begins receiving comparable benefits from a subsequent employer, (B) vesting of all contributions to our 401(k) plan and Deferred Compensation Plan to the extent not already vested and (C) outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. Executive agreements entered into with Mrs. Taylor and Messrs. Dodson and Cragg entitle the executive to be made whole for any excise taxes incurred with respect to severance payments that are in excess of the limits set forth under the Internal Revenue Code. Executive agreements entered into with Messrs. Moses and Green do not contain excise tax gross up protection.

To receive benefits under the Executive Agreement, the executive officer will be required to execute a release of all claims against the Company.

Deferred Compensation Plan

Generally, each participant in the Deferred Compensation Plan will receive, at the participant’s election, a lump sum distribution or installment payments upon a change of control or a termination of the participant’s service with the Company and its affiliates. For “Key Employees,” as defined in IRS regulations, distributions of deferrals made after 2004 are delayed at least six months. Any other withdrawals by the participant will be made in good faith compliance with 409A limitations. Please see “Nonqualified Deferred Compensation” for information regarding the aggregate balance of each Named Executive Officer who participates in the Deferred Compensation Plan and “Compensation Discussion and Analysis—Deferred Compensation Plan” for additional information regarding payments under the Deferred Compensation Plan.

Equity Awards

The Company’s stock option agreements provide that, in the event of an employee’s disability, retirement or death, outstanding unvested stock options will become fully vested and will be exercisable for a period of one year following the employee’s date of termination due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code, retirement (on or after attainment of age 65 or, with the Committee’s express written consent, on or after the age of 55) or death. The Company’s restricted stock award agreements provide that restricted stock awards will become fully vested on (i) the date a Change of Control occurs or (ii) the termination of an employee’s employment due to his death or a disability that entitles the employee to receive benefits under a long term disability plan of the Company. The Company’s performance based award agreements provided that, if prior to the second anniversary of the grant date of the award, (A) a Change of Control occurs, or (B) the employee becomes disabled or dies, then the performance based award will vest upon the occurrence of such event at the “determined percentage.” The “determined percentage” is the performance of vesting that would have occurred under the award as if the date of the applicable vesting event were the most recently completed fiscal quarter of the Company. In addition, in the case of disability or death, the “determined percentage” shall be multiplied by a fraction representing the time of actual employment by the employee from the grant date of the award until the third anniversary thereof.

Qualification of Payments

Shown in the table below are potential payments upon the assumed (i) involuntary not for Cause termination of the Named Executive Officers other than during the 24-month period following a Change of Control, or (ii) involuntary not for Cause termination or termination by the Named Executive Officer for “Good Reason,” in either case, during the 24-month period following a Change of Control of the Company, occurring as of December 31, 2012. None of the named executive officers’ potential payments as of December 31, 2012 would trigger a gross up payment for excise taxes that would be reimbursed under their Executive Agreement.

	Cindy B. Taylor		Bradley J. Dodson		Charles J. Moses
Executive benefits and Payments Upon Separation	Involuntary Not for Cause Termination without a Change of Control on 12/31/2012	Termination with a Change of Control on 12/31/2012	Involuntary Not for Cause Termination without a Change of Control on 12/31/2012	Termination with a Change of Control on 12/31/2012	Involuntary Not for Cause Termination without a Change of Control on 12/31/2012		Termination with a Change of Control on 12/31/2012
Compensation:					$		$
Cash Severance	$1,955,000	$3,325,000	$640,000	$1,280,000		$496,000		$992,000
Stock Options(1)	$—	$1,706,588	$—	$375,188		$—		$544,538
Stock Awards(1)	$9,100,246	$9,100,246	$1,868,983	$1,868,983		$1,037,330		$1,037,330
Benefits & Perquisites:					$		$
Health and Welfare Benefits(2)	$15,998	$23,906	$8,015	$15,998		$8,015		$15,973
Outplacement Assistance(3)	$—	$105,000	$—	$60,000		$—		$46,500
Tax Gross Up	$—	$—	$—	$—		—		—

	Ron R. Green		Christopher E. Cragg
Executive benefits and Payments Upon Separation	Involuntary Not for Cause Termination without a Change of Control on 12/31/2012	Termination with a Change of Control on 12/31/2012	Involuntary Not for Cause Termination without a Change of Control on 12/31/2012	Termination with a Change of Control on 12/31/2012
Compensation:
Cash Severance	$704,000	$1,408,000	$520,000	$1,040,000
Stock Options(1)	$—	$962,063	$—	$478,106
Stock Awards(1)	$1,251,950	$1,251,950	$1,403,973	$1,403,973
Benefits & Perquisites:
Health and Welfare Benefits(2)	$7,128	$14,228	$8,015	$15,973
Outplacement Assistance(3)	$—	$66,000	$—	$48,750
Tax Gross Up	$—	$—	$—	$—

(1)	Reflects the value of unvested stock options, restricted stock awards, phantom stock awards, and performance based awards as of December 31, 2012 that would be accelerated as a result of the separation event based on the Company’s stock price of $71.54, which was the closing market price of the Company’s common stock as of December 31, 2012. Performance based awards have been quantified assuming that the performance period ended on December 31, 2012 and that the performance level achievement would have been 200% of target. The amounts reported in the “Stock Options” row would also be realized by the Named Executive Officers in the event of a Named Executive Officer’s disability, retirement or death occurring on December 31, 2012. In addition, the amounts reported in the “Stock Awards” row would be realized by the Named Executive Officers in the event of the occurrence of a Change of Control (without the occurrence of a qualified termination) or upon the Named Executive Officer’s death or disability, in each case, occurring on December 31, 2012.
(2)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the Named Executive Officer under the Company’s health and welfare benefit plans for the applicable continuation period specified in the Executive Agreements.
(3)	Reflects the maximum amount of outplacement assistance that would be provided for the Named Executive Officer pursuant to the Executive Agreement.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive a retainer or fees for service on our Board of Directors or any committees. Directors who were not employees receive an annual retainer of $50,000 and fees of $2,000 for attendance at each Board of Directors or committee meeting. The non-employee director who serves as the Chairman of the Board receives an additional annual retainer of $100,000, which is paid quarterly 50% in cash and 50% in fully vested shares of Company stock, and each non-employee director who serves as the chairman of the Compensation Committee or the Nominating & Corporate Governance Committee receives an additional annual retainer of $10,000. The chairman of the Audit Committee receives an additional annual retainer of $17,500. Members of the Nominating & Corporate Governance Committee and the Compensation Committee, other than the Committee chairman, receive an additional annual retainer of $5,000 and members of the Audit Committee, other than the Committee Chairs, receive an additional annual retainer of $10,000. Under current guidelines, newly elected non-employee directors receive restricted stock awards of the Company’s common stock valued at $125,000 after their initial election. Non-employee directors receive additional restricted stock awards of the Company’s common stock valued at $125,000 (effective after October 31, 2012) at each annual stockholders’ meeting after which they continue to serve. The non-employee directors’ restricted stock awards are valued on the award date based on the closing stock price and vest on the earlier of one year from the date of grant or the next annual stockholders’ meeting date following the date of grant.

Non-Employee directors are subject to the Company’s stock ownership and holding period guidelines pursuant to which they are expected to retain restricted stock award shares remaining, after payment of applicable taxes, valued at five times the annual retainer amount, or $250,000, until retirement or until leaving the Board of Directors. Prior to 2005, directors received options to purchase shares of our common stock pursuant to the terms of the 2001 Equity Participation Plan. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or committees and for other reasonable expenses related to the performance of their duties as directors, including attendance at pertinent continuing education programs and training.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Martin A. Lambert	66,166	110,000	176,166
S. James Nelson	75,166	110,000	185,166
Mark G. Papa	82,666	110,000	192,666
Gary L. Rosenthal	74,166	110,000	184,166
Christopher T. Seaver	73,666	110,000	183,666
Douglas E. Swanson	57,666	110,000	167,666
William T. Van Kleef	82,666	110,000	192,666
Stephen A. Wells	119,582	110,000	269,582

As of December 31, 2012, the aggregate number of unvested shares of restricted stock awards and the aggregate number of shares outstanding underlying option awards held by non-employee directors are as follows:

Name	Stock Awards #	Option Awards #
Martin A. Lambert	1,558	10,000
S. James Nelson	1,558	—
Mark G. Papa	1,558	—
Gary L. Rosenthal	1,558	—
Christopher T. Seaver	1,558	—
Douglas E. Swanson	1,558	—
William T. Van Kleef	1,558	—
Stephen A. Wells	1,558	—

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock awards granted in 2012 calculated in accordance with FASB ASC Topic 718—Stock Compensation. Please see our footnote 14 to our consolidated financial statements included in our Form 10-K for information regarding the assumptions relied upon for this calculation. Pursuant to FASB ASC Topic 718—Stock Compensation, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our future accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the directors.

SECURITY OWNERSHIP

The following table sets forth, as of February 28, 2013 (except as otherwise indicated), information regarding common stock beneficially owned by:

•	each person we know to be the beneficial owner of more than five percent of our outstanding shares of common stock;

•	each of the Named Executive Officers;

•	each of our directors; and

•	all current directors and executive officers as a group.

To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Shares	Percentage(2)
FMR LLC(3)	4,757,640	8.7%
82 Devonshire Street Boston, Massachusetts 02109
BlackRock, Inc(4)	3,092,516	5.6%
40 East 52nd Street New York, NY 10022
Royce & Associates, LLC(5)	3,022,701	5.5%
745 Fifth Avenue New York, NY 10151
Cindy B. Taylor(6)	316,071	*
Bradley J. Dodson(6)	90,186	*
Charles J. Moses(6)	45,704	*
Ron R. Green(6)	98,800	*
Christopher E. Cragg(6)	73,219	*
Martin A. Lambert(6)	38,338	*
S. James Nelson	25,860	*
Mark G. Papa	21,158	*
Christopher T. Seaver	14,805	*
Gary L. Rosenthal	23,514	*
Douglas E. Swanson	53,301	*
William T. Van Kleef	21,924	*
Stephen A. Wells	45,920	*
All directors and executive officers as a group (15 persons)(6)	933,973	1.69%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002.
(2)	Based on total shares outstanding of 54,902,918 as of February 28, 2013.
(3)

Based on a Schedule 13G-A (Amendment No. 10) filed with the SEC pursuant to the Exchange Act on February 14, 2013, the shares reported represent the aggregated beneficial ownership by FMR LLC (“FMR”) (together with its wholly owned subsidiaries). FMR may be deemed to have sole voting power with respect to 315,735 shares and sole dispositive power with respect to 4,757,640 shares. FMR has no shared voting or dispositive power with respect to any of the shares shown.
(4)	Based on a Schedule 13G-A (Amendment No. 3) filed pursuant to the Exchange Act on February 11, 2013, the shares reported represent the aggregate beneficial ownership by BlackRock, Inc. and certain of its affiliates. BlackRock, Inc. may be deemed to have sole voting power and sole dispositive power with respect to 3,092,516 shares.
(5)	Based on a Schedule 13G-A (Amendment No. 3) filed with the SEC pursuant to the Exchange Act on January 17, 2013, the shares reported represent the aggregated beneficial ownership by Royce & Associates, LLC. Royce & Associates, LLC may be deemed to have sole voting power and sole dispositive power with respect to 3,022,701 shares.
(6)	Includes shares that may be acquired within 60 days of February 28, 2013 through the exercise of options to purchase shares of our common stock as follows: Mrs. Taylor—216,260; Mr. Dodson—56,950; Mr. Moses—16,250; Mr. Green—84,375; Mr. Cragg—47,375; Mr. Lambert—10,000; and all directors and executive officers combined—470,210.

PERFORMANCE GRAPH

The following performance graph and chart compare the cumulative total stockholder return on the Company’s common stock to the cumulative total return on the Standard & Poor’s 500 Stock Index and Philadelphia OSX Index, an index of oil and gas related companies that represent an industry composite of the Company’s peer group, for the period from December 31, 2007 to December 31, 2012. The graph and chart show the value at the dates indicated of $100 invested at December 31, 2007 and assume the reinvestment of all dividends.

Oil States International—NYSE

	Cumulative Total Return
	12/07	12/08	12/09	12/10	12/11	12/12
OIL STATES INTERNATIONAL, INC.	$100.00	$54.78	$115.15	$187.84	$223.83	$209.67
S & P 500	100.00	63.00	79.67	91.67	93.61	108.59
PHLX OIL SERVICE SECTOR (OSX)	100.00	40.95	67.83	82.91	70.00	71.39

*	$100 invested on December 31, 2007 in stock or index-including reinvestment of dividends. Fiscal year ending December 31st.
(1)	This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing by us under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc.

Prepared by Research Data Group, Inc. Used with permission. Copyright© 2013. All rights reserved. (www.researchdatagroup.com/S&P.htm).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2013. Ernst & Young LLP has audited the Company’s consolidated financial statements since May 2000. Ratification of Ernst & Young LLP as the Company’s auditors for the year ending December 31, 2013 will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

AUDIT FEE DISCLOSURE

The following table shows the aggregate fees billed by and paid to Ernst & Young LLP in each of the last two fiscal years for the services indicated:

	2012	2011
	(In thousands)
Audit Fees	$2,360	$2,406
Audit-Related Fees	—	—
Tax Fees	59	121
All Other Fees	—	—

Total	$2,419	$2,527

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, the audit of internal controls over financial reporting, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with accounting consultations billed as audit services, the standards of the PCAOB.

Audit-Related Fees. Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions and accounting consultations and audits in connections with acquisitions, and internal control reviews.

Tax Fees. Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.

All Other Fees. None.

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee has adopted the Audit Committee Pre-Approval Policy, effective as of February 19, 2008, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Senior Vice President, Accounting and Corporate Secretary. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. All services rendered by Ernst & Young LLP in 2012 were subject to our pre-approval policy. The Company has not agreed to indemnify Ernst & Young LLP in connection with any of their work, except for limited indemnification for certain tax compliance and advisory engagements. The Company has a policy that the hiring of any alumni of the Company’s independent accounting firm must be pre-approved by either the Chief Financial Officer or the Senior Vice President, Accounting and Corporate Secretary to ensure compliance with independence regulations.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of Ernst & Young

LLP will also be available to answer questions and discuss matters pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2013.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial and compliance personnel;

•

discussed with the Company’s senior management, independent registered public accounting firm and the Internal Audit Director the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•

reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent registered public accounting firm’s independence, and (4) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communication with Audit Committees”;

•

based on these reviews and discussions, as well as private discussions with the registered public accounting firm and the Company’s Internal Audit Director, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

•

determined that the non-audit services provided to the Company by the registered public accounting firm (discussed above under the Proposal to Ratify the Selection of Independent Registered Public Accounting Firm (Proposal 2)), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under Proposal 2.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm are responsible for expressing an opinion on those financial statements and on the effectiveness of internal control over financial reporting. Audit Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2012 and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee met regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Audit Committee

William T. Van Kleef, Chairman

S. James Nelson

Christopher T. Seaver

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking that you vote for approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

Section 14A of the Exchange Act requires us to provide an advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under “Compensation Discussion and Analysis” and “Executive Compensation.”

As discussed in greater detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to:

•	Attract, motivate, reward and retain key employees and executive talent required to achieve corporate strategic plans;

•	Reinforce the relationship between strong individual performance of executives and business results;

•	Align the interests of executives with the long-term interests of stockholders; and

•	Provide a compensation program that neither promotes overly conservative actions or excessive risk taking.

The compensation program is designed to reward executives for long-term strategic management and the enhancement of stockholder value. We believe that the compensation program design and policies contribute to achievement of the Company’s objectives.

The Company’s philosophy regarding the executive compensation program for our Named Executive Officers and other senior managers has been to design a compensation package that provides competitive base salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize corporate performance relative to established goals and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and against budget goals, and (iii) support both the short-term and long-term strategic goals of the Company. The Committee believes this approach closely links the compensation of the Company’s executives to the execution of the Company’s strategy and the accomplishment of Company goals that coincide with stockholder objectives.

For the reasons expressed above, the Compensation Committee and the Board of Directors believe that these policies and practices are aligned with the interests of our stockholders and reward for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

Approval requires the affirmative vote of holders of a majority of the shares present and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote “FOR” the adoption, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company, the Board of Directors or the Compensation Committee, and it will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee or creating or implying any change to, or additional, fiduciary duties for the Company, the Board of Directors or the Compensation Committee. Nevertheless, the Compensation Committee will consider the outcome of the vote when evaluating the Company’s compensation practices.

PROPOSAL 4:

APPROVAL OF THE EQUITY PARTICIPATION PLAN AMENDMENT PROPOSAL

Our Board of Directors has approved an amendment to the 2001 Equity Participation Plan, subject to stockholder approval. The 2001 Equity Participation Plan, as amended and restated (the “Plan”), if approved, will provide for a 1,000,000 increase in the number of shares authorized for issuance thereunder from. We arrived at the number of shares to propose adding to the Plan after consideration of the historic rate of share awards, the number of shares remaining to be awarded, and advice from an independent proxy advisor, among other factors. We are submitting the Plan to our stockholders for approval. We refer to this proposal in this Proxy Statement as the Equity Participation Plan Amendment Proposal. If the Equity Participation Plan Amendment Proposal is approved, the Plan will be effective as of the date of the Annual Meeting.

In addition to an amendment to increase the number of shares available for award under the 2001 Equity Participation Plan by 1,200,000 shares, the Company has amended the 2001 Equity Participation Plan as follows:

•	The maximum value of performance awards to any participant in a calendar year is limited to $4,000,000

•	Options forfeited or cancelled are not available to be “recycled” and awarded again;

•	An option agreement may not be cancelled or amended in exchange for cash or another equity award;

•	Company loans to Plan participants are not permitted;

•	Dividend equivalents are not permitted to be credited to options and, for full value awards, are not payable until the underlying restricted stock, deferred stock or performance award vests; and

•

The Compensation Committee of the Company’s Board of Directors may delegate to the Chief Executive Officer the right to grant awards under the Plan to any person who is not subject to Section 16 of the Exchange Act, subject to conditions and restrictions that the Compensation Committee determines.

As of February 28, 2013, the Company had in the aggregate 1,308,361 stock options, 845,848 restricted stock awards and 76,354 performance based awards (assuming target performance). The weighted average exercise price of the outstanding options at February, 28, 2013 was $46.28 and such options had a weighted average remaining contractual life of 3.74 years. Shares available for future grant totaled 573,897 and would total 1,773,897 if the Equity Participation Plan Amendment Proposal is approved by the shareholders. There were no other awards outstanding or available for grants as of February 28, 2013.

The Plan is our only equity compensation plan. It plays an important role in our efforts to attract and retain employees and directors of outstanding ability on a basis competitive with market practices, and to align the interests of employees and directors with those of stockholders through an increased equity stake in the Company. The Board of Directors believes that this amendment to increase the number of shares authorized for issuance under the Plan is necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors and employees of the Company. Approval of the Plan is also being sought in order that compensation resulting from awards under the Plan may be designated to be fully deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the Equity Participation Plan Amendment Proposal will require the affirmative vote of the holders of a majority of the votes cast as the Annual Meeting, provided that total votes cast represent over 50% in interest of all securities entitled to vote on the proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the Equity Participation Plan Proposal.

Although this discussion summarizes the principal terms and conditions of the Plan, it does not purport to be complete and is qualified in its entirety by reference to the Plan which is attached as Annex A to this Proxy Statement.

Purpose

The purpose of the Plan is to provide a means whereby certain employees, directors, consultants, and advisors of the Company and its subsidiaries or affiliates may acquire and maintain stock ownership in the Company, thereby strengthening their concern for the financial welfare of the Company and its subsidiaries.

Administration

The Plan is administered by the Compensation Committee or any successor committee appointed by the Board of Directors to administer the Plan. Subject to the express terms of the Plan, the Compensation Committee has the authority, subject to Board approval, to determine which individuals will be granted awards, make awards, set the terms of awards (including price, exercise, vesting and other rights), and upon the occurrence of certain events specified in the Plan, terminate the restrictions imposed on a deferred stock award or restricted stock award, and make adjustments to awards. Further, the Compensation Committee is authorized to interpret the Plan and the agreements entered into under the Plan and adopt such rules and regulations, consistent with the provisions of the Plan, to implement and carry out the Plan. All actions taken and interpretations and determinations made by the Compensation Committee in good faith are conclusive and binding on the Company and all persons having an interest in the Plan or any award issued under it. The Board of Directors may exercise any of the Compensation Committee’s rights and duties under the Plan at any time, except with respect to matters governed by the Code or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

The Compensation Committee also may delegate to the Chief Executive Officer the right to grant awards under the Plan to any person who is not subject to Section 16 of the Exchange Act subject to conditions and restrictions that the Compensation Committee determines.

Eligibility

Awards may be granted to any individuals who, at the time of the grant, are officers or other employees of, directors of or consultants to the Company or its subsidiaries or affiliates (“Eligible Individuals”). Eligibility to participate is determined by the Compensation Committee in its sole discretion.

Shares Subject to the Plan

In 2001, up to 3,700,000 shares of common stock were authorized for issuance under the Plan. In 2002, 2005, and 2008, the Board of Directors and stockholders approved amendments and restatements of the Plan that increased the number of shares of common stock that may be issued under the Plan to 10,200,000.

The Board of Directors has approved an amendment and restatement of the Plan that, subject to stockholder approval, would increase by 1,200,000 the number of shares of common stock that may be issued under the Plan to 11,400,000. If stockholder approval is not obtained, the Plan will continue as in effect immediately prior to the amendment and restatement.

The number of shares subject to awards under the Plan is subject to adjustment by the Compensation Committee in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges and certain other changes in capitalization. If any restricted stock, performance awards, dividend equivalents, awards of deferred stock or stock payments or other right to acquire shares of common stock issued under any other award under the Plan, expires or is forfeited and canceled without having been fully vested, the shares subject to such restricted stock, performance awards, dividend equivalents, awards of deferred stock or stock payments or other right but as to which such restricted stock performance awards, dividend equivalents, awards of deferred stock or stock payments or other right was not vested prior to its expiration or cancellation will again be available for the grant of an award under the Plan. Notwithstanding the foregoing, shares of Common Stock subject to an award under this Plan shall not again be made available for issuance as awards under this Plan if such shares are (a) tendered in payment for an award, (b) delivered or withheld for payment of taxes, or (c) not issued or delivered as a result of a net settlement process.

Awards

Under the terms of the Plan, the Compensation Committee, and at the Compensation Committee’s sole discretion the Chief Executive Officer, may grant options, restricted stock awards, deferred stock awards, performance awards, dividend equivalents or stock payments. Options may consist of either “incentive stock options,” as defined in Section 422 of the Code, or nonqualified stock options. The maximum number of shares of common stock that may be subject to options, restricted stock or deferred stock granted to any one individual in any calendar year may not exceed 400,000 shares of common stock (subject to certain adjustment for mergers, recapitalizations, stock splits and other changes in the common stock). The maximum value of performance awards granted under the Plan to any individual in any calendar year may not exceed $4.0 million.

Options. Options are evidenced by option agreements, which provide the terms and conditions upon which options are granted and may be exercised. The Compensation Committee sets the term of each option at the time of the grant and includes other provisions in the option agreement which it approves and which are not inconsistent with the provisions of the Plan. An option may be exercisable in whole or in installments, as determined by the Compensation Committee. The Compensation Committee may require that a partial exercise must be with respect to a minimum number of shares. The term of an option is set by the Compensation Committee in its discretion; however, the term of incentive stock options cannot exceed 10 years from the date the incentive stock option is granted (or 5 years, in the case of incentive stock options granted to an individual owning 10% of the combined voting power of all classes of stock of the Company and any subsidiary). Each option agreement specifies the time that the option vests. At any time after the grant of any option, the Compensation Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an option vests. Options granted may include provisions governing the exercise of options subsequent to termination of employment, directorship or consultancy, in the Compensation Committee’s discretion.

The Compensation Committee determines the price at which a share of common stock may be purchased upon exercise of an option, but such price may not be less than the fair market value of a share of common stock on the date the option is granted. The option price is subject to certain adjustment for mergers, recapitalizations, stock splits and other changes in the common stock. Upon exercise, the purchase price for the option or the portion thereof being exercised must be paid in full in the manner prescribed by the Compensation Committee. An option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of common stock, or the surrender of shares of common stock then issuable on the exercise of the option (plus cash if necessary), having a fair market value equal to the option price. The option agreement may also provide for payment in whole or in part through the delivery of any property that constitutes good and valuable consideration, or allow payment through a cashless-broker procedure approved by the Company. The option agreement may also allow payment through any combination of the consideration provided above. The terms and conditions of the respective option agreements need not be identical.

The Compensation Committee may set forth in each option agreement such restrictions on the ownership and transferability of shares purchased pursuant to options as it deems appropriate. These restrictions may impose on the optionee a duty to notify the Company of the disposition of shares of common stock acquired pursuant to incentive stock options within certain time frames specified in the Plan. The Committee may not however without stockholder approval amend an outstanding agreement to lower the price of an underwater option or cancel an outstanding underwater option in exchange for cash, another award, or an option having a lower price. The optionee shall not be entitled to the rights or privileges of a stockholder with respect to any shares purchasable upon exercise of an option unless and until certificates for such shares are issued to the optionee by the Company.

Incentive stock options may only be granted to individuals who are employees of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock option is granted) of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such incentive stock options shall be treated as nonqualified stock options. An incentive stock option may not be granted to an individual if, at the time the option is granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code. Any option granted as an incentive stock option under the Plan may be modified by the Compensation Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

Restricted Stock Awards. Under the Plan, the Company may grant Eligible Individuals awards of restricted stock consisting of shares of common stock that are issued but subject to such restrictions as the Compensation Committee may provide, including, without limitation, restrictions concerning voting rights and transferability and forfeiture restrictions based on duration of employment with the Company, and Company and individual performance. The Compensation Committee determines the other terms and conditions that will apply to any restricted stock award, which may include the achievement of Performance Objectives (as described below). The terms, conditions, and restrictions applicable to a restricted stock award will be set forth in a restricted stock agreement made in conjunction with the award and, subject to the provisions of the Plan, are determined by the Compensation Committee in its sole discretion. The terms of restricted stock awards under the Plan need not be identical. After the restricted stock is issued, the Compensation Committee may, on such terms and conditions as it deems appropriate, remove any or all of such restrictions, provided the award is not intended to “qualify” as performance-based compensation under Section 162(m) of the Code.

Unless otherwise provided by the Compensation Committee, holders of common stock subject to a restricted stock award have the right to receive dividends and other distributions paid with respect to such stock (however, the Committee has discretion to subject receipt of an extraordinary distribution to restrictions), to vote the stock, and to exercise all other rights of a stockholder with respect thereto, except that shares of restricted stock may not be sold, transferred, pledged or otherwise assigned until all restrictions are terminated or expire. Further, any shares of common stock issued as a distribution on shares of restricted stock shall be subject to the terms set forth in the restricted stock agreement under which such shares of restricted stock were issued.

Stock certificates reflecting shares of restricted stock cannot be delivered until the applicable restrictions have expired or been removed, and the Secretary of the Company or such other escrow holder as the Compensation Committee may appoint will retain custody of such stock certificates until such time.

Performance Awards. The Company may grant performance awards to Eligible Individuals selected by the Compensation Committee. The value of such performance awards may be linked to the achievement of such specific Performance Objectives (as described below) determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. In making such determinations, the Compensation Committee will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular employee or consultant. The maximum value of performance awards granted under the Plan to any individual in any calendar year will not exceed $4,000,000.

Dividend Equivalents. The Company may grant dividend equivalents to any Eligible Individuals selected by the Compensation Committee based on the dividends declared on the common stock, to be credited as of dividend payment dates, during the period between the date a deferred stock award or performance award is granted, and the date such deferred stock award or performance award vests or expires, as determined by the Compensation Committee. Such dividend equivalents shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee. Dividend equivalents shall not be paid out prior to the time the underlying deferred stock or performance award vests.

Stock Payments. The Company may make stock payments to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. The number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of common stock or other specific performance criteria determined appropriate by the Compensation Committee, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock Award. The Company may grant a deferred stock award to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. The number of shares of deferred stock shall be determined by the Compensation Committee and may be linked to the achievement of such specific performance objectives determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Objectives (as described below) set by the Compensation Committee, as the case may be. Unless otherwise provided by the Compensation Committee, a recipient of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

Each performance award, dividend equivalent, and deferred stock award, and/or stock payment will be evidenced by an agreement setting forth the terms and conditions that apply to such award. Such awards are payable only while the recipient is an Eligible Individual. However, the Compensation Committee may determine that any such award may be paid subsequent to termination without cause, or following a change in control of the Company, or because of the recipient’s retirement, death or disability, or otherwise. Payment of dividend equivalents or stock payments may be made in cash, common stock or a combination of both so long as any payment in common stock is made in accordance with the Plan’s general requirements relating to issuance of shares of common stock pursuant to the exercise of options.

Performance Objectives

Awards under the Plan intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code will be subject to any additional limitations set forth in Section 162(m) of the Code and any applicable regulations or rulings thereunder that are requirements for such awards to so qualify. Specifically, but not by way of limitation, awards under the Plan, other than stock options, may be linked to the achievement of objectives (the “Performance Objectives”), if any, established by the Compensation Committee, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an affiliate in which the Plan participant receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Compensation Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code will be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Company’s common stock. The Compensation Committee shall determine, in its discretion at the time of an award, which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Transfer Provisions

Awards under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (“QDRO”) until such awards have been exercised or the underlying shares have been issued and all restrictions have lapsed. An Eligible Individual may however with Committee consent transfer a non-qualified option to family members subject to any restrictions or limitations as determined by the Committee in its discretion. Only an optionee may exercise an option, right or award during his lifetime unless disposed of pursuant to a QDRO. After death, any exercisable portion of an award or right may be exercised by the optionee’s personal representative or the person empowered under the optionee’s will or under applicable descent and distribution laws.

Adjustments on Changes in Capitalization, Merger or Sale of Assets

If the Company pays a stock dividend or other distribution on common stock, or if the Company recapitalizes, reclassifies its capital stock, effects a stock split, merger, consolidation or otherwise changes its capital structure or if the Company sells, transfers, exchanges or otherwise disposes of all or substantially all of the assets of the Company or engages in any similar corporate transaction or event (a “Corporate Transaction”), the Compensation Committee has discretion to take any or all of the following actions, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or with respect to an award previously made under the Plan: (a) adjust the number and kind of shares of common stock (or other securities or property) with respect to which awards may be made under the Plan, adjust the limits on the number of shares of common stock issuable under the Plan, and/or adjust the award limits applicable to grants of awards to individuals; (b) adjust the number and kind of shares of common stock subject to outstanding awards, and/or (c) adjust the grant or exercise price with respect to any option, performance award, dividend equivalent or stock payment.

If any Corporate Transaction results in shares of common stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Compensation Committee may terminate the Plan as of the date of such transaction and all awards will become the right to receive such cash, securities or other property, net of any exercise price.

In the event of any Corporate Transaction or any unusual or nonrecurring transactions or events affecting the Company, any of its affiliates, or the financial statements of the Company or any of its affiliates, or any changes in applicable laws, regulations or accounting principles, the Compensation Committee has discretion to take any or all of the following actions, in its discretion and on terms and conditions it deems appropriate, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or with respect to an award previously made under the Plan: (i) provide automatically, or on the optionee’s or grantee’s request, for the purchase of any such award for an amount of cash that could have been attained upon the exercise of such award or realization of the optionee’s or grantee’s rights thereunder had the award been currently exercisable or payable, or the replacement of the award with other rights or property selected by the Compensation Committee in its discretion; (ii) provide either in the terms of an award or by action taken prior to such transaction or event, that it cannot be exercised after such transaction or event; (iii) provide either in the terms of an award or by action taken prior to such transaction or event, that for a specified period of time prior to such transaction or event, the award will be exercisable as to all shares covered thereby notwithstanding anything to the contrary in the award agreement or the Plan; (iv) provide either in the terms of an award or by action taken prior to such transaction or event, that upon such transaction or event, such award will be assumed by the successor corporation or parent or subsidiary thereof or will be substituted by similar options, rights or awards covering stock of the successor corporation or parent or subsidiary thereof, with appropriate adjustments to the number and kind of shares and prices; (v) adjust the number and type of shares of common stock subject to outstanding awards and the terms and conditions of future awards; (vi) provide either in the terms of an award of restricted stock or deferred stock or by action taken prior to such transaction or event, that for a specified period of time prior to such event, the restrictions imposed on such an award or on some or all shares of restricted stock or deferred stock may be terminated; and (vii) make adjustments to the Performance Objectives of any outstanding award.

Notwithstanding any of the powers described above, except to the extent that an award agreement specifies to the contrary, in the event of a change of control (as defined by the Plan) of the Company, all outstanding awards will automatically become fully vested immediately prior to such change of control (or such earlier time as set by the Compensation Committee), and all restrictions, if any, applicable to such awards will lapse, and all performance criteria, if any, with respect to such awards will be deemed to have been met at their target level.

If an award is intended to qualify as performance based compensation under Section 162(m) of the Code, except for any actions required to be taken in the event of a change of control of the Company, as described above, no action may be taken or adjustment made to the extent it would cause such award to fail to qualify under Section 162(m) of the Code or any successor thereto.

Amendment and Termination of the Plan

The Board of Directors or the Compensation Committee may amend the Plan at any time, except it may not change any award previously granted under the Plan in a manner that would impair the rights of an optionee or grantee without the optionee’s or grantee’s consent (unless the award agreement specifies otherwise). Further, the Compensation Committee may not, without approval of the Company’s stockholders (but subject to the Compensation Committee’s right to make adjustments in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, and certain other changes in capitalization), amend the Plan to increase the maximum aggregate number of shares of common stock issuable under the Plan or reduce the exercise price of an option or take action that would otherwise require stockholder approval.

No awards may be granted after the Plan has terminated or while the Plan is suspended. No incentive stock option may be granted under the Plan after ten years from the effective date of this Amendment and Restatement of the Plan.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Plan and is intended for the information of stockholders to consider with respect to their vote on the Plan and not as tax guidance to participants under the Plan. Participants under the Plan should consult their own tax advisors regarding the specific tax consequences of participation in the Plan, including the application of any state and local tax laws which may differ from federal tax treatment and the effect of other state and local laws, including community property laws.

Nonqualified Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option. Except as described below under the caption “Potential Income Tax Consequences of Section 16(b) Liability,” upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option price paid for those shares of common stock. There is no item of tax preference upon such exercise. Upon a subsequent taxable disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain or loss will be treated as either short-term or long-term depending on the holding period. The shares must be held for more than twelve months to qualify for long-term capital gain (or loss) treatment. Upon an optionee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee provided the Company timely satisfies any federal income tax reporting requirements.

Incentive Stock Options. No federal income tax is imposed on the optionee upon the grant or exercise of an incentive stock option, except as described below under the caption “Alternative Minimum Tax.” If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within the later of two years after the date the option was granted or within one year after exercise, the difference between the option price and the amount realized on a subsequent taxable disposition of the shares would be treated as capital gain or loss. In this event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired.

If, however, an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the two-year or one-year holding period noted above, the disposition would be treated as a disqualifying disposition. The optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale) over the option price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as capital gain. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee provided the Company timely satisfies any federal income tax reporting requirements.

Transfer of Options. The Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “—Transfer Provisions.” For income and gift tax purposes, certain transfers of nonqualified stock options generally should be treated as completed gifts, subject to gift taxation. The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce). However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a QDRO), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonqualified stock option is transferred pursuant to a QDRO, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if an Eligible Individual transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2013, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the Eligible Individual’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Alternative Minimum Tax. The excess of the fair market value of a share of common stock acquired upon the exercise of an incentive stock option over the option price paid for those shares of common stock must be included in the optionee’s alternative minimum taxable income for the year in which the exercise occurs. If, however, the optionee exercises the incentive stock option and disposes of the shares of common stock acquired upon that exercise in the same taxable year and the amount realized is less than the fair market value of the shares on the exercise date, the amount included in the optionee’s alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the common stock.

Payment of Option Price in Stock. In the case of a nonqualified stock option, if the option price is paid by the delivery of shares of common stock previously acquired by the optionee having a fair market value equal to the option price (“Previously Acquired Stock”), gain or loss would not be recognized on the exchange of the Previously Acquired Stock for a like number of shares pursuant to the exercise of the option. The optionee’s basis and holding period in the number of shares of common stock received equal to the Previously Acquired Stock would be the same as his basis and holding period in the Previously Acquired Stock. The optionee would, however, be treated as receiving compensation taxable as ordinary income equal to the fair market value on the date of exercise of the shares of common stock received in excess of the number of shares of Previously Acquired Stock, and the optionee’s basis in such excess shares would be equal to their fair market value at the time of exercise, and his holding period would begin on the date of exercise except as described below under the caption “Potential Income Tax Consequences of Section 16(b) Liability.”

In the case of an incentive stock option, the federal income tax consequences to the optionee of the payment of the option price with Previously Acquired Stock will depend on the nature of the Previously Acquired Stock. If the Previously Acquired Stock was acquired through the exercise of an incentive stock option or an option granted under a qualified employee stock purchase plan (a “Statutory Option”) and if the Previously Acquired Stock is being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Stock. If the Previously Acquired Stock was acquired other than pursuant to the exercise of a Statutory Option, or was acquired pursuant to the exercise of a Statutory Option but has been held for the applicable minimum statutory holding period, no gain or loss would be recognized on the exchange. In either case, (i) the optionee’s basis and holding period in the number of shares received equal to the number of shares of Previously Acquired Stock exchanged is the same as his basis and holding period in the Previously Acquired Stock, with such basis increased by any income recognized upon the disqualifying disposition of the Previously Acquired Stock, (ii) the optionee’s basis in the shares received in excess of the number of Previously Acquired Stock is zero and his holding period begins on the date of exercise, and (iii) the other incentive stock option rules would apply.

Payment of Withholding in Stock. In the case of a nonqualified stock option, if the federal or state income tax withholding required with respect to the exercise of an option is paid by the surrender of shares of Previously Acquired Stock having a fair market value equal to the amount of such withholding, any difference between the fair market value of the Previously Acquired Stock at the time of surrender and the adjusted basis of the Previously Acquired Stock would generally be treated as a capital gain or loss. If the Previously Acquired Stock was acquired through the exercise of a Statutory Option and if the Previously Acquired Stock is being surrendered prior to the expiration of the applicable minimum statutory holding period, the surrender would be treated as a disqualifying disposition of the Previously Acquired Stock. If the federal or state income tax withholding required with respect to the exercise of a nonqualified stock option is paid instead by withholding from the total number of shares of common stock exercised a number of shares of common stock having a fair market value equal to the amount of such withholding, although there is no clear authority at this time, it is likely that the optionee would be treated as having fully exercised the option with the same tax treatment as described above with respect to the exercise of an option for cash and having subsequently sold the withheld shares to the Company with no gain or loss recognized on such sale.

Potential Income Tax Consequences of Section 16(b) Liability. If shares of common stock are received upon the exercise of a nonqualified stock option by an optionee who is subject to liability under Section 16(b) of the

1934 Act, recognition of the compensation attributable to such exercise may under certain circumstances be postponed so long as a sale at a profit of the shares so acquired could subject the optionee to suit under Section 16(b) of the 1934 Act, but not for more than six months. One effect of any postponement would be to measure the amount of compensation taxable to the optionee as ordinary income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the 1934 Act no longer exists (rather than at the earlier date of exercise of the option). Similarly, the fair market value of the shares at that time would become the optionee’s basis in the shares for purposes of computing gain or loss upon a subsequent disposition, and the optionee’s holding period for the shares would date from that time. An optionee may, however, elect with respect to such shares, pursuant to Section 83(b) of the Code, to recognize the compensation attributable to such exercise at the time of such exercise, in which case his tax treatment would be as described above under the caption “Nonqualified Stock Options.” Such election must be made not later than 30 days after the date such shares are transferred to the optionee and is irrevocable.

Restricted Stock Awards. A grantee of a restricted stock award who does not elect to be taxed at the time of the grant will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction until the termination of the forfeiture restrictions with respect to the restricted stock. Upon termination of the forfeiture restrictions, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company, subject to Section 162(m) of the Code, will be entitled to a corresponding deduction, provided the Company timely satisfies any federal income tax reporting requirements. Dividends and distributions (or the cash equivalent thereof) with respect to a grant of restricted stock paid to the grantee before the termination of the forfeiture restrictions will also be compensation income to the grantee when paid and, subject to Section 162(m) of the Code, deductible as such by the Company, provided, if paid in the form of Company Stock, the Company timely satisfies any federal income tax reporting requirements. The grantee of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award on the market value of the shares of common stock, in which case the Company will be entitled to a deduction at the same time and in the same amount, provided the Company timely satisfies any federal income tax reporting requirements, and there will be no further federal income tax consequences with respect to the grant of the restricted stock when the forfeiture restrictions terminate and any gain or loss upon subsequent disposition of the common stock will be capital gain or loss. All dividends or distributions with respect to restricted stock for which such an election has been made and which are paid to the grantee before the termination of the forfeiture restrictions will be taxable as dividend income to the grantee when paid and not deductible by the Company. Upon making this election, these tax consequences are irreversible. Thus, if a forfeiture subsequently occurs, the grantee is not entitled to a deduction as a consequence of the forfeiture and the Company must include as ordinary income the amount it previously deducted in the year of the grant with respect to such shares.

Performance Awards. Grantees receiving performance awards do not realize taxable income at the time of the grant or during the performance period. A performance award, whether paid in cash or common stock, will constitute ordinary income during the year of payment. Such taxable income will be based on the fair market value of the common stock at the payment date. The Company is not entitled to a deduction at the time of grant. When the award is paid, subject to Section 162(m) of the Code, the Company is entitled to a compensation deduction, provided, with respect to an award paid in common stock, the Company timely satisfies any federal income tax reporting requirements.

Dividend Equivalents. A dividend equivalent paid with respect to deferred stock or performance award will be taxed to the grantee as compensation income and, subject to Section 162(m) of the Code, deductible as such by the Company.

Stock Payments. If a stock payment is made, the grantee will realize ordinary income during the year of payment. Such taxable income will be based on the fair market value of the stock payment at the payment date. When the stock payment is made, subject to Section 162(m) of the Code, the Company is also entitled to a compensation deduction, provided the Company timely satisfies any federal income tax reporting requirements.

Deferred Stock Award. The tax treatment will be as described above for “Stock Payments” applicable to the year in which the deferred stock award vests and the common stock underlying the award is issued.

Section 162(m) of the Code. Section 162(m) of the Code precludes the Company, as a public corporation, from taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on current interpretive authority and assuming that the Plan is approved by the stockholders, the Company’s ability to deduct compensation income generated in connection with the exercise of options granted under the Plan should not be limited by Section 162(m) provided that (1) the purchase price per share of common stock subject to such option is not less than the fair market value of a share of common stock at the time such option is granted, and (2) all grants of options under the Plan are made by the Compensation Committee of the Board comprised solely of non-employee directors. The Plan has been designed to provide flexibility with respect to whether restricted stock awards, performance awards and deferred stock awards will qualify as performance-based compensation under Section 162(m) and, therefore, be exempt from the deduction limit. Assuming that the Plan is approved by the stockholders, if the forfeiture restrictions relating to an award are based solely upon the satisfaction of one of the specifically enumerated performance criteria for qualification under Section 162(m) set forth in the Plan (see “Performance Objectives” above), all grants of such awards are made by the Compensation Committee of the Board comprised solely of non-employee directors, and all performance criteria reflected in such awards are established by such, then the compensation expense relating to that award should be deductible by the Company if the award becomes vested. However, compensation expense deductions relating to a restricted stock award, performance award or deferred stock award will be subject to the Section 162(m) deduction limitation if the award becomes vested based upon any criteria other than such performance criteria, such as the occurrence of a change of control or vesting based upon continued employment with the Company.

Parachute Payment Sanctions. Certain provisions in the Plan or that may be included in an agreement with respect to an award under the Plan may give an employee special protections or payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” which, when aggregated with other parachute payments received by the employee, may result in the employee’s receiving “excess parachute payments,” as defined by the Code (a portion of which would be allocated to those protections or payments derived from the Plan). The Company would not be allowed a deduction for any of these excess parachute payments, and the employee would be subject to a nondeductible 20% excise tax in addition to income tax otherwise owed with respect to these payments. The Company has entered into agreements (See “Executive Agreements” above) with certain of its executives that provide that if any such executive becomes subject to these additional taxes, then the Company will pay the executive an additional amount equal to the amount the executive would have received absent the 20% excise tax.

Section 409A of the Code. Section 409A of the Code applies new requirements to certain types of nonqualified deferred compensation arrangements. While the new requirements should not apply to stock options or restricted stock awards under the Plan, they may apply to other awards under the Plan depending upon how such other awards are structured. Failure to comply with the technical requirements of Section 409A of the Code where applicable will result in affected grantees being assessed an additional 20% tax on deferred compensation when recognized as income for tax purposes, potential acceleration of such income recognition and additional interest. The Company currently intends to structure such other awards to avoid application of Section 409A of the Code, although it is not required to do so.

Grants to Certain Persons

The awards, if any, that will be made to Eligible Individuals under the Plan are subject to the discretion of the Compensation Committee, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, directors and consultants under the Plan. Therefore, the New Benefits Table is not provided.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons, we believe that during 2012, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them except for a single instance of late filing on behalf of each of three persons in 2012.

STOCKHOLDERS SHARING THE SAME ADDRESS

The Company is sending only one copy of its proxy statement to stockholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Secretary of the Company either orally or in writing to Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002. You may also contact the Company if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2014 annual meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. There is no minimum number of shares required to be held by a stockholder interested in submitting a proposal for inclusion in our proxy materials.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in our notice of the meeting or otherwise brought before the meeting by or at the direction of our Board or by a stockholder of record at the time the notice was provided, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2014 annual meeting of stockholders must deliver proper notice to our Secretary at least 120 days prior to the first anniversary date of the 2013 annual meeting of stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2014 annual meeting of stockholders, it should be properly submitted to our Secretary no later than January 15, 2014 (provided, however, that in the event that the date of the 2014 annual meeting of stockholders is more than 30 calendar days before or more than 30 calendar days after May 15, 2014, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by us).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 annual meeting of stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 27, 2014, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 27, 2014, and the matter nonetheless is permitted to be presented at the 2014 annual meeting of stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if we fail to make such an announcement, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made. Please see “Committees and Meetings—Nominating & Corporate Governance Committee” for information regarding the submission of director nominees by stockholders. No stockholder proposal was received for inclusion in this proxy statement.

By Order of the Board of Directors,

Robert W. Hampton
Corporate Secretary

Houston, Texas

April 12, 2013

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

ANNEX A

OIL STATES INTERNATIONAL, INC.

SECOND AMENDED AND RESTATED

2001 EQUITY PARTICIPATION PLAN

Effective February 19, 2013

OIL STATES INTERNATIONAL, INC., a Delaware corporation, adopted The 2001 Equity Participation Plan of Oil States International, Inc. (the “Plan”), effective February 19, 2001 (the “Effective Date”), for the benefit of its eligible employees, consultants and directors. This Plan was an amendment and restatement of the 1996 Equity Participation Plan of CE Holdings, Inc. (“ConEmsco Plan”).

The Plan was amended and restated, effective February 19, 2002, to increase the number of shares of Common Stock (as defined below) subject to Options (as defined below) and all other awards under the Plan. The Plan was amended and restated, effective February 16, 2005 to increase the number of shares of Common Stock subject to Options and all other awards under the Plan, to be effective as provided in Section 9.4, to condition upon stockholder approval re-grants of expired or cancelled awards or shares surrendered or withheld for payment from the original 3,700,000 shares of Common Stock under the Plan after February 16, 2005, to be effective as provided in Section 9.4, and to allow for awards to Directors (as defined below) on the same basis as currently permitted to Employees (as defined below). The Plan was amended and restated effective March 30, 2009 to provide minimum vesting periods for certain awards under the Plan as provided in Article 9.7. The Plan was amended to add restrictions on repricing of options as provided in Article 4.5. The Plan is hereby amended and restated, effective February 19, 2013 (the “Restatement Date”), to increase the number of shares of Common Stock subject to Options and all other awards under the Plan, subject to approval of the Plan by Shareholders as contemplated at Section 9.4.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for Directors, Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.1 Affiliate. “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company as determined by the Committee.

1.2 Award Limit. “Award Limit” shall mean 400,000 shares of Common Stock.

1.3 Board. “Board” shall mean the Board of Directors of the Company.

1.4 Change of Control. “Change of Control” shall mean any of the following:

(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(b) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company; or

(e) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

1.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee. “Committee” shall mean the Board or a subcommittee of the Board appointed as provided in Section 8.1.

1.7 Common Stock. “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.8 Company. “Company” shall mean Oil States International, Inc., a Delaware corporation.

1.9 Deferred Stock. “Deferred Stock” shall mean Common Stock awarded under Article VII of this Plan.

1.10 Director. “Director” shall mean a member of the Board who is not an Employee.

1.11 Dividend Equivalent. “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan. Dividend Equivalents shall not be permitted on Options under this Plan.

1.12 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate or Subsidiary.

1.13 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.14 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (as reported in any reporting service approved by the Committee), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.

1.15 Grantee. “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, or Stock Payment, or an award of Deferred Stock, under this Plan.

1.16 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.17 Option. “Option” shall mean a stock option granted under Article III of this Plan). An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Employees, Directors and consultants employed by an Affiliate that is not a Subsidiary shall be Non-Qualified Stock Options.

1.18 Optionee. “Optionee” shall mean an Employee, Director or consultant granted an Option under this Plan.

1.19 Performance Award. “Performance Award” shall mean a performance or incentive award, other than an Option, Restricted Stock, Deferred Stock or Stock Payments, that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.20 Performance Objectives. “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Company’s common stock. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

1.21 Plan. “Plan” shall mean The 2001 Equity Participation Plan of Oil States International, Inc.

1.22 QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.23 Restricted Stock. “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.24 Restricted Stockholder. “Restricted Stockholder” shall mean an Employee, Director or consultant granted an award of Restricted Stock under Article VI of this Plan.

1.25 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.26 Stock Payment. “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Director or consultant in cash, awarded under Article VII of this Plan.

1.27 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, or Stock Payments shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed eleven million two hundred thousand (11,400,000), subject to the requirements of Section 9.4. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Options, Restricted Stock or Deferred Stock granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. The maximum value of Performance Awards granted under the Plan to any individual in any calendar year shall not exceed $4.0 million.

2.2 Add-back Restricted Stock Performance Awards, Dividend Equivalents, Awards of Deferred Stock or Stock Payments. If any Restricted Stock Performance Awards, Dividend Equivalents, Awards of Deferred Stock or Stock Payments, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is forfeited and canceled without having been fully vested, the number of shares subject to such Restricted Stock Performance Awards, Dividend Equivalents, Awards of Deferred Stock or Stock Payments or other right but as to which such Restricted Stock Performance Awards, Dividend Equivalents, Awards of Deferred Stock or Stock Payments or other right was not vested prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the foregoing, shares of Common Stock subject to an award under this Plan shall not again be made available for issuance as awards under this Plan if such shares are (a) tendered in payment for an award, (b) delivered or withheld for payment of taxes, or (c) not issued or delivered as a result of a net settlement process.

ARTICLE III

GRANTING OF OPTIONS

3.1 Eligibility. Any Employee, Director or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code,

3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary.

3.4 Granting of Options

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees, Directors or consultants;

(iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan.

(b) Upon the selection of an Employee, Director or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE IV

TERMS OF OPTIONS

4.1 Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that, except as provided in Section 8.1 with respect to assumed options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

4.4 Option Vesting

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(b), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

4.5 Restrictions on Repricing of Options. Except as provided in Section 9.3, the Committee may not, without approval of the Company’s stockholders, amend any outstanding Stock Option Agreement to lower the Option price of an underwater Option or cancel an outstanding underwater Option in exchange for cash, another award or an Option having a lower price.

ARTICLE V

EXERCISE OF OPTIONS

5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part; however, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion or provide in the grant agreement (i) that payment may be made, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery not in excess of the aggregate exercise price of the Option or exercised portion thereof and subject to such other limitations as the Committee may impose thereon, (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment through a cashless-broker procedure approved by the Company, or (v) allow payment through any combination of the consideration provided above.

5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Optionee or (ii) one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1 Award of Restricted Stock

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the terms and conditions applicable to such Restricted Stock, consistent with this Plan, which may include the achievement of Performance Objectives.

(b) Upon the selection of an Employee, Director or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a Restricted Stock Agreement, which shall be executed by the selected Employee, Director or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.4 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,

DEFERRED STOCK, STOCK PAYMENTS

7.1 Performance Awards. Any Employee, Director or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the achievement of such specific Performance Objectives determined appropriate by the Committee over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Director or consultant.

7.2 Dividend Equivalents. Any Employee, Director or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date, Deferred Stock or Performance Award is granted, and the date such Deferred Stock or Performance Award vests or expires, as determined by the Committee. Such Dividend

Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents shall not be paid out prior to the time the underlying Deferred Stock or Performance Award vests.

7.3 Stock Payments. Any Employee, Director or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

7.4 Deferred Stock. Any Employee, Director or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the achievement of such specific Performance Objectives determined to be appropriate by the Committee over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or Performance Objectives set by the Committee, as the case may be. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by an agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

7.7 Payment Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is payable only while the Grantee is an Employee, Director or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be paid subsequent to termination of employment or termination of directorship or consultancy without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8 Payment. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE VIII

ADMINISTRATION

8.1 Committee. The Committee members shall be appointed by and hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

8.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock,

Performance Awards, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

8.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

8.4 Compensation; Professional Assistance, Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

8.5 Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Article VIII or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the right to grant Awards under the Plan, insofar as such power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Not Transferable. Except as provided below, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. An Optionee may, with the consent of the

Committee, transfer a Nonqualified Stock Option to such family members and persons as may be permitted by this Committee, subject to such restrictions and limitations, if any, that the Committee, in its discretion, may impose on such transfer.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

9.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or reduce the exercise price of an Option, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments, materially alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 9.4.

9.3 Changes in Common Stock or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 9.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Stock such that an adjustment is determined by the, Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

(iii) the grant or exercise price with respect to any Option, Performance Award, Dividend Equivalent or Stock Payment.

(b) Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options, rights and other awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

(c) Subject to Section 9.3(e), in the event of any corporate transaction or other event described in Section 9.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the Optionee’s request, for either the purchase of any such Option, Performance Award, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Optionee’s rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion;

(ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (1) Section 4.4 or (2) the provisions of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock;

(iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated; and

(vii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments to the Performance Objectives of any outstanding award.

(d) Notwithstanding anything in Sections 9.3(a), 9.3(c) or 9.3(e) to the contrary, except to the extent an award agreement expressly provides to the contrary, in the event of a Change of Control of the Company all outstanding awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such awards shall lapse, all performance criteria, if any, with respect to such awards shall be deemed to have been met at their target level.

(e) With respect to an award intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 9.3, other than as provided in Section 9.3(d), shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under Section 162(m) or any successor provisions thereto.

9.4 Approval of Amended and Restated Plan by Stockholders. The amendment and restatement of this Plan will be submitted for the approval of the Company’s stockholders within twelve months after the Restatement Date. Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval with respect to the additional one million shares of Common Stock authorized for awards under Section 2.1 of this amendment and restatement (the “Additional Shares”), provided that such Options, Performance Awards, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this amendment and restatement of the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all such Options, Performance Awards, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan, to the extent made with respect to the Additional Shares shall thereupon be canceled and become null and void.

9.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Dividend Equivalent or Stock Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or afterward (or allow the return of shares of Common Stock) having a Fair Market Value equal to the minimum tax sums required to be withheld by the Company. Notwithstanding the foregoing, any such person who is subject to Section 16b with respect to Company Stock may direct that the Company’s tax withholding obligation be satisfied by withholding the appropriate number of shares from such award and/or the “constructive” tender already-owned shares of Common Stock.

9.6 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

9.7 Limitations Applicable to Awards. Provisions of Article VI and Article VII to the contrary notwithstanding, and subject to the exceptions provided below, awards of Restricted Stock, stock-based Performance Awards, full value Stock Payments and Deferred Stock which are granted or accelerated on or after March 31, 2009 shall be subject to a minimum one-year vesting period if performance-based and shall be subject to a minimum three-year vesting period (1/3 each year) if solely tenure-based. Notwithstanding the foregoing, (i) vesting may be accelerated upon death, disability, retirement or Change of Control (of the Company, or a division of the Company respecting divisional Grantees) and (ii) vesting may occur earlier than the minimums set forth above with respect to a number of shares from awards or grants which shares in the aggregate do not exceed the result of multiplying (x) 10% times (y) the total cumulative number of shares authorized under the Plan commencing with the Plan’s inception. The calculation of the number of shares which are not Otherwise Exempt Shares and which are covered by the exception in clause (ii) immediately above shall be made at the time of award except in the case of an acceleration of the vesting period in which case the calculation shall be made at the time of acceleration. “Otherwise Exempt Shares” are shares which were granted or accelerated prior to March 31, 2009; meet the minimum vesting requirements of the first sentence of this Section 9.8; or are entitled to the benefit of clause (i) of this Section 9.8. Provisions of the Plan to the contrary notwithstanding, discretionary awards to Directors, specifically excluding awards to directors related to their annual retainer, shall be determined solely by the independent Compensation Committee.

9.8 Effect of Plan Upon Options and Compensation Plans. This Plan amendment and restatement shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, entity or association.

9.9 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

9.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

OIL STATES INTERNATIONAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2013

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oil States International, Inc. (the “Company”) to be held at 9:00 a.m. central time on May 15, 2013, and the Proxy Statement in connection therewith, each dated April 12, 2013 and (2) constitutes and appoints Cindy B. Taylor and Bradley J. Dodson and each of her or his attorneys and proxies, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meeting(s) (“Adjournment(s)”) to which that meeting is adjourned, as indicated on reverse:

PLEASE SIGN BELOW, DATE, AND RETURN PROMPTLY.

Dated:	, 2013

Signed:

IMPORTANT: Please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust, or in other representative capacity, please sign named and title. For joint accounts, each joint owner must sign.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM AND FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. IN ORDER FOR THIS PROXY TO BE VALID, IT MUST BE SIGNED ABOVE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder’s Meeting to be held on May 15, 2013: a copy of the Proxy Statement and the Company’s 2013 Annual Shareholders’ Report are available at http://www.oilstatesinto.com/proxymaterials.

PROXY

1.	ELECTION OF DIRECTORS

FOR all nominees listed below except as

Marked to the contrary below.   ☐

(1) Martin A. Lambert	WITHHOLD AUTHORITY to vote for all

(2) Mark G. Papa	nominees listed to the left. ☐

(3) Stephen A. Wells

INSTRUCTION: To withhold authority to vote

for any individual nominee, write the number

of the nominee in the space provided.

2.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO APPROVE THE ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION:

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	PROPOSAL TO APPROVE THE EQUITY PARTICIPATION PLAN AMENDMENT PROPOSAL

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS(S) THEREOF.

If you plan to attend the Annual Meeting, check this box:    ☐

For Address change and/or comments please check this box and write them below.    ☐